Exhibit 10.12

Shipbuilding Contract For Construction of One 82,000 MT DWT Kamsarmax Bulk Carrier (Hull No.             )

SHIPBUILDING CONTRACT

(CONTRACT NO.:             )

FOR CONSTRUCTION OF

ONE 82,000 MT DWT KAMSARMAX BULK CARRIER

(HULL NO.             )

BETWEEN

[SUBSIDIARY]

AS BUYER

AND

JIANGSU TIANYUAN MARINE IMPORT & EXPORT CO., LTD.

and

JIANGSU NEW YANGZI SHIPBUILDING CO., LTD.

and

JIANGSU YANGZIJIANG SHIPBUILDING CO., LTD.

JOINTLY AND SEVERALLY AS SELLER

DATE:

Shipbuilding Contract For Construction of One 82,000 DWT Bulk Carrier (Hull No.             )

CONTENTS

SHIPBUILDING CONTRACT	4

ARTICLE I - DESCRIPTION AND CLASS	5

1. DESCRIPTION	5
2. CLASS AND RULES	5
3. PRINCIPAL PARTICULARS AND DIMENSIONS OF THE VESSEL	5
4. GUARANTEED SPEED	6
5. GUARANTEED FUEL CONSUMPTION	6
6. GUARANTEED DEADWEIGHT	6
7. STANDARD OF CONSTRUCTION	6
8. SUBCONTRACTING	7
9. REGISTRATION	7
10. DRYDOCKING	7

ARTICLE II - CONTRACT PRICE & TERMS OF PAYMENT	8

1. CONTRACT PRICE	8
2. CURRENCY	8
3. TERMS OF PAYMENT	8
4. METHOD OF PAYMENT	8
5. PREPAYMENT	9
6. SECURITY FOR PAYMENT OF INSTALMENTS BEFORE DELIVERY	9
7. REFUNDS	9

ARTICLE Ill - ADJUSTMENT OF THE CONTRACT PRICE	11

1. DELIVERY	11
2. INSUFFICIENT SPEED	12
3. EXCESSIVE FUEL CONSUMPTION	12
4. DEADWEIGHT	13
5. EFFECT OF RESCISSION	13
6. REFUND GUARANTEE	13

ARTICLE IV - SUPERVISION AND INSPECTION	15

1. APPOINTMENT OF THE BUYER’S SUPERVISORS	15
2. APPOINTMENT OF BUILDER’S PROJECT TEAM	15
3. APPROVAL OF PLANS AND DRAWINGS	15
4. SUPERVISION AND INSPECTION BY THE SUPERVISORS	16
5. LIABILITY OF THE SELLER	17
6. SALARIES AND EXPENSES	18
7. REPORT OF PROGRESS	18
8. REPLACEMENT OF SUPERVISORS	18
9. RESPONSIBILITY OF THE SELLER	18

ARTICLE V - MODIFICATION, CHANGES AND EXTRAS	19

1. HOW EFFECTED	19
2. CHANGES IN RULES AND REGULATIONS, ETC.	19
3. SUBSTITUTION OF MATERIALS AND/OR EQUIPMENT	20
4. BUYER’S SUPPLIED ITEMS	21

ARTICLE VI - TRIALS	22

1. NOTICE	22
2. HOW CONDUCTED	22
3. TRIAL LOAD DRAFT	23
4. METHOD OF ACCEPTANCE OR REJECTION	23
5. DISPOSITION OF SURPLUS CONSUMABLE STORES	24
6. EFFECT OF ACCEPTANCE	24

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Shipbuilding Contract For Construction of One 82,000 DWT Bulk Carrier (Hull No.             )

ARTICLE VII - DELIVERY	25

1. TIME AND PLACE	25
2. WHEN AND HOW EFFECTED	25
3. DOCUMENTS TO BE DELIVERED TO THE BUYER	25
4. TITLE AND RISK	26
5. REMOVAL OF VESSEL	27
6. TENDER OF THE VESSEL	27
7. SHIP’S MODEL	27

ARTICLE VIII - DELAYS & EXTENSION OF TIME FOR DELIVERY	28

1. CAUSE OF DELAY	28
2. NOTICE OF DELAY	28
3. RIGHT TO CANCEL FOR EXCESSIVE DELAY	28
4. DEFINITION OF PERMISSIBLE DELAY	29

ARTICLE IX - WARRANTY OF QUALITY	30

1. GUARANTEE OF MATERIAL AND WORKMANSHIP	30
2. NOTICE OF DEFECTS	30
3. REMEDY OF DEFECTS	30
4. EXTENT OF THE SELLER’S LIABILITY	31
5. GUARANTEE ENGINEER	32

ARTICLE X - CANCELLATION, REJECTION AND RESCISSION BY THE BUYER	34

ARTICLE XI - BUYER’S DEFAULT	36

1. DEFINITION OF DEFAULT	36
2. NOTICE OF DEFAULT	36
3. INTEREST AND CHARGE	36
4. DEFAULT BEFORE DELIVERY OF THE VESSEL	36
5. SALE OF THE VESSEL	37

ARTICLE XII - INSURANCE	39

1. EXTENT OF INSURANCE COVERAGE	39
2. APPLICATION OF RECOVERED AMOUNT	39
3. TERMINATION OF THE SELLER’S OBLIGATION TO INSURE	40

ARTICLE XIII - DISPUTES AND ARBITRATION	41

1. PROCEEDINGS	41
2. ALTERNATIVE ARBITRATION BY AGREEMENT	42
3. ALTERATION OF DELIVERY TIME	42

ARTICLE XIV - RIGHT OF ASSIGNMENT	43

1. SELLER’S ASSIGNMENT	43

ARTICLE XV - TAXES AND DUTIES	45

1. TAXES	45
2. INDEMNITY	45

ARTICLE XVI - PATENTS, TRADEMARKS AND COPYRIGHTS	46

ARTICLE XVII - NOTICE	47

ARTICLE XVIII - EFFECTIVE DATE OF CONTRACT	49

ARTICLE XIX - INTERPRETATION	50

1. LAW APPLICABLE	50
2. DISCREPANCIES	50
3. DEFINITION	50

ARTICLE XX - EXHIBIT “A” : REFUND GUARANTEE	53

ARTICLE XXI - EXHIBIT “B” : IRREVOCABLE LETTER OF GUARANTEE	59

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Shipbuilding Contract For Construction of One 82,000 DWT Bulk Carrier (Hull No.             )

SHIPBUILDING CONTRACT

(CONTRACT NO.: 2013NYZ293UK)

FOR

CONSTRUCTION OF ONE 82,000 MT DWT KAMSARMAX BULK CARRIER

(HULL NO.             )

This CONTRACT, entered into this      day of                  by and between

                     (hereinafter called the “BUYER”) on the one part;

And

Jiangsu Tianyuan Marine Import & Export Co., Ltd., a company organized and existing under the Laws of P.R.China, having its registered office at Room 1309, No. 217, North Zhongshan Road, Nanjing City, Jiangsu Province, P. R. China (hereinafter called the “TRADING HOUSE”), and Jiangsu New Yangzi Shipbuilding Co., Ltd. (hereinafter called “JNYS” ), a company organized and existing under the Laws of P.R.China, having its registered office at 1# Lianyi Road, Jiangyin-Jingjiang Industry Zone, Jingjiang City, Jiangsu Province, P.R.China, and Jiangsu Yangzijiang Shipbuilding Co., Ltd.(hereinafter called “JYS” ), a company organized and existing under the Laws of China, have its registered office at 38# Shiyugang Road, Jiangyin City, Jiangsu Province, P.R.China (JNYS and JYS jointly and severally the “BUILDER”) on the other part and the TRADING HOUSE and the BUILDER are hereinafter together called the “SELLER” and shall be jointly and severally responsible for the performance of the SELLER’s obligations.

WITNESSETH

In consideration of the mutual covenants contained herein, the SELLER agrees to design, build, launch, equip and complete at the BUILDER’s Shipyard (Jiangsu New Yangzi Shipbuilding Co., Ltd. or Jiangsu Yangzi Xinfu Shipbuilding Co., Ltd.) and to sell and deliver to the BUYER after completion and successful trial one (1) 82,000 Metric Tons Deadweight Kamsarmax bulk carrier as more fully described in Article I hereof, to be registered under the flag of Bahamas or Marshall Islands (Flag of Convenience) (however, the BUYER has the option to declare an alternative flag within 30 days from the date of signing this Shipbuilding Contract, but Buyer will bear any extra costs incurred as a result of such change) and the BUYER agrees to purchase and take delivery of the aforesaid VESSEL from the SELLER and to pay for the same in accordance with the terms and conditions hereinafter set forth.

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Shipbuilding Contract For Construction of One 82,000 DWT Bulk Carrier (Hull No.             )

ARTICLE I - DESCRIPTION AND CLASS

1.	DESCRIPTION

The VESSEL is a 82,000 metric tons deadweight KAMSARMAX bulk carrier at scantling draft of approximately 14.45 meters of the class described below. The VESSEL shall have the BUILDER’s Hull No.              (hereinafter called the “Vessel”) and shall be designed, constructed, equipped and completed in accordance with the following:

(1) Specification (Drawing No.:             )

(2) General Arrangement (Drawing No.:             )

(3) Midship Section (Drawing No.:             )

(4) Makers listed dated

all attached hereto and signed by each of the parties to this Contract,

(hereinafter collectively called the “Specifications”).

2.	CLASS AND RULES

The VESSEL, including its machinery and equipment, shall be constructed in accordance with the rules and regulations of                      (hereinafter referred to as “            ” or “Classification Society”) as fully described in the Specifications.

The requirements of the authorities as fully described in the Specifications including that of the Classification Society are to include any additional rules or circulars thereof issued and becoming effective as at the date of signing this Contract. And any compulsory changes to class rules and regulations and Bahamas or Marshall Islands or alternative flag rules and regulations, which may come into effect prior to the delivery of the vessel is to be always in accordance with Article V, Paragraph 2.

The SELLER shall arrange with the Classification Society to assign a representative or representatives (hereinafter called the “Classification Surveyor”) to the BUILDER’S Shipyard for supervision of the construction of the VESSEL.

All fees and charges incidental to classification and to comply with the rules, regulations and requirements of this Contract as described in the Specifications issued up to the date of this Contract as well as royalties, if any, payable on account of the construction of the VESSEL shall be for the account of the SELLER, except as otherwise provided and agreed herein. The key plans, materials and workmanship entering into the construction of the VESSEL shall at all times be subject to inspections and tests in accordance with the rules and regulations of the Classification Society and other regulatory bodies, as applicable.

Decisions of the Classification Society as to compliance or noncompliance with classification rules and regulations shall be final and binding upon the parties hereto.

3.	PRINCIPAL PARTICULARS AND DIMENSIONS OF THE VESSEL

  (a)  Hull:

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Shipbuilding Contract For Construction of One 82,000 DWT Bulk Carrier (Hull No.             )

Length overall	approx.	229.00m
Length between perpendiculars	approx.	225.30m
Breadth moulded at design		32.26m
Depth moulded to upper deck at side	approx.	20.00m
Scantling draught		14.45m

(b)   Propelling Machinery:

The VESSEL shall be equipped with a low speed type main engine, in accordance with the Specifications.

4.	GUARANTEED SPEED

The SELLER guarantees that the service speed of the VESSEL after correction before delivery is not less than 14.3 knots (“Contract Speed”), in laden condition of mean draft of 12.20 m at main engine output of              at 82.4 RPM (NCR) with 15% sea margin, with new and clean hull and propeller, newly painted hull, smooth and deep water, no wind and no wave.

5.	GUARANTEED FUEL CONSUMPTION

The SELLER guarantees that the fuel oil consumption of the main engine is not to exceed the chosen main engine supplier’s guaranteed specific fuel consumption of              g/kWh grams/kilowatt/hour (the “Guaranteed Fuel Consumption”) at NCR output of              at shop trial based on manufacturers reference conditions and diesel oil having a lower calorific value of 42,707 kj/kg.

6.	GUARANTEED DEADWEIGHT

The SELLER guarantees that the VESSEL is to have a deadweight of not less than 81,800 metric tons at the scantling draft of 14.45 meters in sea water of 1.025 t/m specific gravity.

The term “deadweight”, as used in this Contract, shall be as defined in the Specifications.

The actual deadweight of the VESSEL expressed in metric tons shall be based on calculations made by the BUILDER and checked by the BUYER, and all measurements necessary for such calculations shall be performed in the presence of the Supervisors and Classification Society surveyors.

Should there be any dispute between the BUILDER and the BUYER in such calculations and/or measurements, the decision of the Classification Society shall be final.

7.	STANDARD OF CONSTRUCTION

The VESSEL’s construction, equipment and materials will be in accordance with first-class standards set out in the Specifications, and in accordance with the BUILDER’s standard practice always subject to approval of Classification Society where necessary.

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Shipbuilding Contract For Construction of One 82,000 DWT Bulk Carrier (Hull No.             )

8.	SUBCONTRACTING

The BUILDER may, at its sole discretion and responsibility, subcontract any portions of the construction work of the VESSEL to experienced subcontractors, but delivery and final assembly into the VESSEL of any such work subcontracted shall be at the BUILDER’s Shipyard. The BUILDER shall remain responsible for such subcontracted works. The BUILDER shall obtain BUYER’s prior written consent, which shall not be unreasonably withheld.

9.	REGISTRATION

The VESSEL shall be registered by the BUYER at its own cost and expenses at the time of delivery and acceptance thereof.

Following certificate to be delivered by the SELLER to the BUYER eight (8) days before the Delivery Date:

- Builder’s Certificate

Delivery of above mentioned certificate to the BUYER eight (8) days before the Delivery Date of the VESSEL shall not mean or imply the transfer to the BUYER of the title and risk of the VESSEL.

10.	DRYDOCKING

If the VESSEL stays in fresh water after launching until delivery to the BUYER for a period of not more than 150 days, it shall be exempted from drydocking, provided however that the final antifouling paint has been applied by the SELLER in strict accordance with the paint suppliers’ recommendations (such recommendations to be submitted to the BUYER for information) before the launching of the VESSEL.

In the event that the VESSEL stays in fresh water for a period of more than 150 days, the SELLER shall carry out at SELLER’s account a divers’ inspection to determine together with the BUYER the necessity of re-docking the VESSEL. All costs in connection with such divers’ inspection and with the re-docking of the VESSEL shall be for SELLER’s account.

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Shipbuilding Contract For Construction of One 82,000 DWT Bulk Carrier (Hull No.             )

ARTICLE II - CONTRACT PRICE & TERMS OF PAYMENT

1.	CONTRACT PRICE

The aggregate purchase price of the VESSEL is United States Dollars                     , net receivable by the SELLER (hereinafter called the “Contract Price”), which is exclusive of the cost for the BUYER’s Supplied Items as provided in Article V hereof, and shall be subject to upward or downward adjustment, if any, as hereinafter set forth in this Contract.

2.	CURRENCY

Any and all payments by the BUYER to the SELLER under this Contract shall be made in United States Dollars.

3.	TERMS OF PAYMENT

The Contract Price shall be paid by the BUYER to the SELLER in instalments as follows:

(a)	1st Instalment:

The sum of United States Dollars                     , representing Twenty percent (20%) of the Contract Price, shall become due and payable on the Effective Date of this Contract (see Article XVIII).

(b)	2nd Instalment:

The sum of United States Dollars                     , representing Ten percent (10%) of the Contract Price, shall become due and payable and be paid within five (5) New York business days after the Keel Laying of the VESSEL according to the Classification Society’s rules has taken place at the BUILDER’s shipyard, but in any event payment of the instalment shall not be made earlier than 360 days prior to the Scheduled Delivery Date (see Article VII). Seven (7) days prior notice of the Keel Laying shall be given by the SELLER to the BUYER.

(c)	Final Instalment (Payment upon Delivery of the VESSEL):

The sum of United States Dollars                     , representing Seventy percent (70%) of the Contract Price, plus any increase or minus any decrease due to modifications and/or adjustments of the Contract Price in accordance with provisions of the relevant Articles hereof, shall become due and payable and be paid by the BUYER to the SELLER concurrently with delivery of the VESSEL. The SELLER shall send to the BUYER a telefax or email demand for this instalment ten (10) days prior to the Scheduled Delivery Date of the VESSEL.

4.	METHOD OF PAYMENT

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Shipbuilding Contract For Construction of One 82,000 DWT Bulk Carrier (Hull No.             )

(a)	1st Instalment:

The BUYER shall remit the amount of this instalment in accordance with Article II paragraph 3 (a) by telegraphic transfer to the SELLER’s account with the SELLER’s bank as notified by the SELLER to the BUYER and such nomination shall be notified to the BUYER at least 5 days prior to the due date for payment.

(b)	2nd Instalment:

The BUYER shall remit the amount of this instalment in accordance with Article II paragraph 3 (b) by telegraphic transfer to the SELLER’S account with the SELLER’s bank as notified by the SELLER to the BUYER and such nomination shall be notified to the BUYER at least 5 days prior to the due date for payment.

(c)	Final Instalment:

The BUYER shall, at least three (3) New York business days prior to the intended date of delivery of the VESSEL, make an irrevocable cash deposit in the name of the BUYER with the SELLER’s bank, for a period of thirty (30) days covering the amount of this instalment (as adjusted in accordance with the provisions of this Contact), with an irrevocable instruction that the said amount shall be released to the SELLER against presentation by the SELLER to the SELLER’s bank of a copy of the Protocol of Delivery and Acceptance signed by the BUYER’s authorized representative and the SELLER’s authorized representative. Interest, if any, accrued from such deposit, shall be for the benefit of the BUYER.

If the delivery of the VESSEL is not effected on or before the expiry of the aforesaid thirty (30) days deposit period, the BUYER shall have the right to withdraw the said deposit plus accrued interest upon the expiry date. However, when the new date of delivery is notified to the BUYER by the SELLER, the BUYER shall make the cash deposit in accordance with the same terms and conditions as set out above.

5.	PREPAYMENT

The BUYER shall have the right to make prepayment of any and all instalments before delivery of the VESSEL by giving to the SELLER at least thirty (30) days prior written notice, without any price adjustment of the VESSEL for such prepayment.

6.	SECURITY FOR PAYMENT OF INSTALMENTS BEFORE DELIVERY

The BUYER and the SELLER have agreed there is no requirement for security.

7.	REFUNDS

All payments made by the BUYER prior to delivery of the VESSEL shall be in the nature of advance to the SELLER, and in the event this Contract is rescinded or cancelled by the BUYER in accordance with any terms of this Contract which permit such rescission or cancellation, the SELLER shall refund to the BUYER in United

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Shipbuilding Contract For Construction of One 82,000 DWT Bulk Carrier (Hull No.             )

States Dollars the full amount of all sums already paid by the BUYER to the SELLER under this Contract, together with interest at the rate of Six percent (6.0%) per annum from the respective payment date(s) to the date of remittance by telegraphic transfer of such refund to the account specified by the BUYER.

As security to the BUYER, the SELLER shall deliver to the BUYER, within Thirty (30) days following the approval of Buyer’s BOD, a Refund Guarantee through the SWIFT issued by the SELLER’s bank in the form as per Exhibit “A” annexed hereto, such bank to be acceptable to the BUYER’s bank and the BUYER.

However, in the event of any dispute between the SELLER and the BUYER with regard to the SELLER’s obligation to pay the instalment or instalments paid by the BUYER and to the BUYER’s right to demand payment from SELLER’s bank, under its guarantee, and such dispute is submitted either by the SELLER or by the BUYER for arbitration in accordance with Article XIII hereof or for appeal or appeals in accordance with the English laws, SELLER’s bank shall withhold and defer payment until the arbitration award between the SELLER and the BUYER is published. SELLER’s bank shall not be obligated to make any payment unless the arbitration award (or any court order on appeal therefrom) orders the SELLER to make payment and any right of appeal available to the SELLER under English laws is waived or is not exercised by the SELLER in accordance with English law. If the SELLER fails to honour the award or judgment, then SELLER’s bank shall refund to the extent the arbitration award (or any court judgment) orders.

In the event that such dispute is submitted to arbitration in the manner specified above, the SELLER shall be deemed to have agreed to the extension(s) of any Refund Guarantee that may have been issued in accordance with this Article until 30 days after the award (or any court order on appeal therefrom) is final. Production to the SELLER’s bank or any correspondent bank of notice of appointment of an arbitrator shall be good evidence of the SELLER’s agreement to such extension.

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Shipbuilding Contract For Construction of One 82,000 DWT Bulk Carrier (Hull No.             )

ARTICLE Ill - ADJUSTMENT OF THE CONTRACT PRICE

The Contract Price of the VESSEL shall be subject to adjustments as hereinafter set forth. It is hereby understood by both parties that any reduction of the Contract Price is by way of liquidated damages and not by way of penalty.

1.	DELIVERY

(a)

No adjustment shall be made, and the Contract Price shall remain unchanged for the first forty five (45) days of delay in delivery of the VESSEL beyond the Delivery Date as defined in Article VII hereof ending as of twelve o’clock midnight in China of the forty fifth (45th) day of delay.

(b)

If the delivery of the VESSEL is delayed more than forty five (45) days after the date as defined in Article VII hereof, then, in such event, beginning at twelve o’clock midnight of the forty fifth (45th) day after the Delivery Date, the Contract Price of the VESSEL shall be reduced by deducting therefrom the sum of United States Dollars                      per day for the period from 45th day after the Delivery Date to          day.

Unless the parties hereto agree otherwise, the total reduction in the Contract Price shall be deducted from the Final Instalment of the Contract Price and in any event (including the event that the BUYER consents to take delivery of the VESSEL at a date after the expiration of Two Hundred and Ten (210) calendar days delay as described in Paragraph 1(c) of this Article) shall not be more than One Hundred and Sixty Five (165) days at the above specified rate of reduction after the Forty Five (45) days allowance, that is United States Dollars                      being the maximum.

(c)

If the delay in the delivery of the VESSEL continues for a period of Two Hundred and Ten (210) days (ending at midnight in China) after the Delivery Date as defined in Article VII, the 211th day shall be the cancelling date (“the Cancelling Date”), upon or after which the BUYER may, at its option, rescind or cancel this Contract by serving the BUILDER a notice of cancellation in writing or by email or telefax.

Such rescission or cancellation shall be effective as of the date of the notice thereof is received by the BUILDER, and the BUILDER, upon receipt of such notice, shall in accordance with Article X.3 refund telegraphically to the BUYER in U.S. Dollars with interest as hereinafter provided in Article X.3. all the instalments paid by the BUYER to the BUILDER and the cost of the BUYER’s supplied items. The Transfer and other bank charges of such refunds shall be for the SELLER’s account.

Without Prejudice to the foregoing the SELLER may at any time after the Cancelling Date, if the BUYER has not served notice of cancellation as above provided notify the BUYER of the date upon which the SELLER estimates the VESSEL will be ready for delivery and demand in writing that the BUYER make an election in which case the BUYER shall, within twenty (20) days after such demand is received by the BUYER, either notify the BUILDER) of its decision to cancel this Contract, or consent to take delivery of the VESSEL on or before an agreed future date.

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Shipbuilding Contract For Construction of One 82,000 DWT Bulk Carrier (Hull No.             )

In such circumstances and for the purpose of determining liquidated damages to the BUYER (according to Article III.1(a) and Article III.1 (b)) and the BUYER’s right to cancel or rescind the Contract (according to the provisions of this Article lll.1(c)), the newly planned delivery date declared by the BUILDER shall not be in any way treated or taken as having substituted the original Delivery Date as defined in Article Vll.1. The BUYER’s aforesaid right to liquidated damages and to cancel or rescind this Contract shall be accrued, operated or exercised only to the extent described in Articles lll.1(a), lll.1(b) and lll.1(c). In all events the Delivery Date as defined in Article VII.1 (not the newly planned delivery date declared by the BUILDER) shall be used to regulate, as described in Articles III.1 (a), III.1(b) and III.1(c), the BUYER’s right to liquidated damages and to rescind or cancel this Contract and the BUILDER’s liability to pay the aforesaid liquidated damages resulting from delay in delivery of the Vessel (in any event, such liquidated damages shall not exceed the maximum amount specified in Article Ill. 1(b), i.e. United States Dollars                     .

(d)

For the purpose of paragraph 1 (b) of this Article, the Contract Price shall not be reduced when and if the delivery of the VESSEL is postponed by reason of Permissible Delays as defined in Article VIII hereof.

2.	INSUFFICIENT SPEED

(a)

The Contract Price of the VESSEL shall not be affected nor changed by reason of the actual speed (as determined by the Trial Run after correction according to the Specifications) being less than three tenths (3/10) of one knot below the guaranteed speed as specified in Paragraph 4 of Article I of this Contract.

(b)

However, commencing with and including a deficiency of three tenths (3/10) of one knot in actual speed (as determined by the Trial Run after correction according to the Specifications) below the guaranteed speed as specified in Paragraph 4, Article I of this Contract, the Contract Price shall be reduced as follows:

In case of deficiency of less than 0.30 knot	US$
In case of deficiency
at or above 0.30 but below 0.40 knot	US$
at or above 0.40 but below 0.50 knot	US$
at or above 0.50 but below 0.60 knot	US$
at or above 0.60 but below 0.70 knot	US$
at or above 0.70 but below 0.80 knot	US$
at or above 0.80 but below 0.90 knot	US$

(c)

If the deficiency in actual speed (as determined by the Trial Run after correction according to the Specifications) of the VESSEL upon the Trial Run, is more than 0.90 knot below the guaranteed speed, as per Article I. 4, then the BUYER may at its option reject the VESSEL and rescind this Contract in accordance with provisions of Article X of this Contract, or may accept the VESSEL at a reduction in the Contract Price as above provided, by United States Dollars                      being the maximum.

3.	EXCESSIVE FUEL CONSUMPTION

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Shipbuilding Contract For Construction of One 82,000 DWT Bulk Carrier (Hull No.             )

(a)

The Contract Price of the VESSEL shall not be affected nor changed if the actual fuel consumption of the main engine, as determined by shop trial in the manufacturer’s works as per the Specifications, is greater than the Guaranteed Fuel Consumption as specified and required under the provisions of this Contract and the Specifications but such excess is equal to or less than six percent (6%).

(b)

However, if the actual fuel consumption as determined by the shop trial is greater than six percent (6%) above the Guaranteed Fuel Consumption then, the Contract Price shall be reduced by the sum of United States Dollars Fifty Thousand (US$                ) for each full one percent (1%) increase in fuel consumption in excess of the above said six percent (6%) (fractions of one percent to be prorated).

(c)

If as determined by the shop trial such actual fuel consumption of the main engine is more than ten percent (10%) in excess of the Guaranteed Fuel Consumption, the BUYER may, at its option, reject the VESSEL and rescind this Contract, in accordance with the provisions of Article X of this Contract or may accept the VESSEL at a reduction in the Contract Price by United States Dollars                     being the maximum.

4.	DEADWEIGHT

(a)

In the event that there is a deficiency in the actual deadweight of the VESSEL determined as provided in the Specifications, the Contract Price shall not be reduced if such deficiency is seven hundred (700) metric tons or less below the guaranteed deadweight of 81,800 metric tons at assigned scantling draft.

(b)	However, the Contract Price shall be reduced by the sum of United States Dollars for each full metric ton of such deficiency being more than seven hundred (700) metric tons.

(c)

In the event that there should be a deficiency in the VESSEL’s actual deadweight which exceeds one thousand four hundred (1,400) metric tons below the guaranteed deadweight, the BUYER may, at its option, reject the VESSEL and rescind this Contract in accordance with the provisions of Article X of this Contract, or may accept the VESSEL with a reduction in the Contract Price in the maximum amount of United States Dollars                     .

5.	EFFECT OF RESCISSION

It is expressly understood and agreed by the parties hereto that in any case as stated herein, if the BUYER rescinds this Contract pursuant to any provision under this Article, the BUYER, save its rights and remedy set out in Article X hereof, shall not be entitled to any liquidated damage or compensation whether described above or otherwise.

6.	REFUND GUARANTEE

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Shipbuilding Contract For Construction of One 82,000 DWT Bulk Carrier (Hull No.             )

Upon receipt by the BUYER of a Refund Guarantee in the form and terms as per Exhibit “A” annexed hereto, the Contract Price of the VESSEL shall be increased by the sum of United States Dollars                     . For the avoidance of any doubt, payment of the increased Contract Price under this Article 111.6 shall be paid by way of an adjustment to the Contract Price pursuant to Article ll.3(c) (Final Instalment (Payment upon Delivery of the VESSEL).

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Shipbuilding Contract For Construction of One 82,000 DWT Bulk Carrier (Hull No.             )

ARTICLE IV - SUPERVISION AND INSPECTION

1.	APPOINTMENT OF THE BUYER’S SUPERVISORS

The BUYER shall timely send to and maintain at the BUILDER’s Shipyard, at the BUYER’s own cost and expense, one or more representative(s) who shall be duly authorized in writing by the BUYER (such representative(s) being hereinafter collectively and individually called the “Supervisors”) to supervise and survey the construction by the BUILDER of the VESSEL, her engines and accessories. The BUYER and SELLER shall, latest 30 calendar days after the Effective Date (see Article XVIII), agree upon a schedule of arrival to the yard of the representative(s).

The BUYER shall nominate one of the Supervisors as the BUYER’s Project Manager (“the Project Manager”) who shall co-ordinate the communication between the Supervisors and the SELLER.

The BUYER shall endeavour to ensure that the Supervisors (s) shall be appointed for the duration of the Contract. In the event of change of representative the BUYER will give the SELLER reasonable notice in advance.

Unless advised by the BUYER in writing, the Supervisors(s) shall have no general authority to change the Contract except for approval of plans and drawings.

2.	APPOINTMENT OF BUILDER’S PROJECT TEAM

The BUILDER shall, prior to commencement of construction, nominate a team of qualified representatives to act as the BUILDER’s project team for the duration of the project. This project team shall act as the liaison between the Supervisors and the BUILDER.

3.	APPROVAL OF PLANS AND DRAWINGS

The SELLER and the BUYER agree that the Supervisor has authority to approve the plans and drawings on behalf of the BUYER.

Prior to starting work, the SELLER shall submit plans and drawings to the Supervisor and/or the Classification Society for approval in due time of design and construction schedules.

The list of plans and drawings for approval shall be submitted to the Supervisors in early stage of designing.

Two (2) copies of plans and drawings for the Supervisor’s approval shall be submitted to the Supervisors not less than 30 running days before any construction work is commenced and one (1) copy with the Supervisor’s approved signature shall be returned to the SELLER.

The SELLER’s standard plans and drawings and subcontractor’s or manufacturer’s plans and drawings may be used as working plans or plans for approval.

Upon receipt of plans and drawings for approval the Supervisors shall re-submit the plans with comments in writing to the Builder within fourteen (14) calendar days counting from date of receipt by the Supervisor.

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The plans and drawings submitted for approval shall be deemed to have been approved without any comment if and when the Supervisors does not dispatch the approved plans and drawings within fourteen (14) calendar days counting from the date of receipt by the Supervisors unless the Supervisors on behalf of the BUYER has requested in writing an ex-tension of the deadline to submit his comments and in such instance the Supervisors shall have a further seven (7) days from the date of such request to submit his comments.

If the Supervisor’s comments on the plans and drawings are unclear or unspecified, the SELLER may, by e-mail or fax, request clarification, and failure by the Supervisors or their representative to respond to this request within five (5) calendar days of receipt of such notice shall entitle the SELLER to place its own reasonable interpretation on such remarks, comments, amendments when implementing same.

If any comments are made or modifications requested by the Classification Society or by another regulatory agency or entity the Supervisors and the SELLER will consult, and agreement as to how to modify the plans and drawings shall be reached in accordance with the terms of Article V of this Contract.

The plans and drawings approved by the Supervisor shall be final and any alteration thereof shall be regarded as a modification specified in Article V of this Contract

The Supervisors shall have the right to take photographs of the Vessel, its materials, equipment and components for recording purposes throughout the construction period of the Vessel.

the Supervisor’s approval of the plans as set out above shall in no way diminish, affect or impair the obligations, guarantees or undertakings of the SELLER in relation to the design, materials and construction of the Vessel or otherwise in any way whatsoever under the Shipbuilding Contract.

4.	SUPERVISION AND INSPECTION BY THE SUPERVISORS

The necessary inspection of the VESSEL, its machinery, equipment and outfittings shall be carried out by the Classification Society, other regulatory bodies and/or the Supervisors throughout the entire period of construction in order to ensure that the construction of the VESSEL is duly performed in accordance with the Contract and Specifications.

The Supervisors shall have, at all times until delivery of the VESSEL, the right to attend tests according to the mutually agreed test list and inspect the VESSEL, her engines, accessories and materials at the BUILDER’s Shipyard, its subcontractors or any other place where work is done or materials stored in connection with the VESSEL. In the event that the Supervisors discover any construction or material or workmanship which does not or will not conform to the requirements of this Contract and the Specifications, the Supervisors shall promptly give the BUILDER a notice in writing as to such nonconformity, upon receipt of which the BUILDER shall correct such nonconformity if the BUILDER agrees with the BUYER. In case of dispute between the SELLER and the BUYER in respect of the notified nonconformity either party may submit the issue to the Classification Society or to arbitration in accordance with Article XIII hereof. In any circumstances, the SELLER may at his

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own risk proceed with the construction of the VESSEL even if there exists discrepancy in the opinion between the BUYER and the SELLER, without however prejudice to the BUYER’s right to demand correction of the nonconformity if the Classification Society or the arbitration tribunal finds that the construction and/or material and/or workmanship do not comply with the Contract or Specifications. Any delay caused by the correction of the nonconformity will be the responsibility of the SELLER and will not be regarded as Permissible Delay and the SELLER shall not be entitled to extend the Scheduled Delivery Date of the VESSEL. Likewise, any costs and expenses arising out of or in connection with the correction of the nonconformity will be solely for SELLER’s account. However the BUYER undertakes and assures the SELLER that the Supervisors shall carry out his inspections in accordance with the Specifications, mutually agreed inspection procedure and schedule and shipbuilding practice and in a way as to minimize any increase in building costs and delays in the construction of the VESSEL.

The BUILDER shall provide the Supervisors with at least one (1) day advance notice in writing of tests and inspections which the Supervisors shall attend within the BUILDER’s yard and at least three (3) days advance notice with respect to any other locations within China and at least fifteen (15) days outside China. If the Supervisors do not attend any such tests having been given due notice to attend, the BUYER shall be obliged to accept the results of such tests on the basis of acceptance of such tests by the Classification Society as case may be.

The BUILDER agrees to furnish free of charge the Supervisors with office space, and other reasonable facilities according to BUILDER’s practice at, or in the immediate vicinity of the BUILDER’s Shipyard. The office communication fee shall be charged to and paid by the BUYER on a monthly basis. At all times, during the construction of the VESSEL until delivery thereof, the Supervisors shall be given free and ready access to the VESSEL, her engines, accessories and materials, and to any other place where the work is being done, or the materials are being processed or stored, in connection with the construction of the VESSEL, including the yards, workshops, stores of the BUILDER, and the premises of subcontractors of the BUILDER who are doing work, or storing materials in connection with the VESSEL’s construction. The travel expenses for access to SELLER’s subcontractors outside of Jiangsu Area shall be at BUYER’s account. The transportation within Jiangsu Area shall be provided to the Supervisors by the BUILDER.

5.	LIABILITY OF THE SELLER

The Supervisors engaged by the BUYER under this Contract shall at all times be deemed to be in the employ of the BUYER. The SELLER shall be under no liability whatsoever to the BUYER, or to the Supervisors or the BUYER’s employees or agents for personal injuries, including death, during the time when they, or any of them, are on the VESSEL, or within the premises of either the SELLER or its subcontractors, or are otherwise engaged in and about the construction of the VESSEL, unless such personal injuries, including death, were caused by gross negligence of the SELLER, or of any of the SELLER’S employees or agents or subcontractors of the SELLER. Nor shall the SELLER be under any liability whatsoever to the BUYER for damage to, or loss or destruction of property in the Country of Construction, of the BUYER or of the Supervisors, or of the BUYER’s employees or agents, unless such damage, loss or destruction was caused by

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gross negligence of the SELLER, or of any of the employees, or agents or subcontractors of the SELLER.

6.	SALARIES AND EXPENSES

All salaries and expenses of the Supervisors, or any other employees employed by the BUYER under this Article, shall be for the BUYER’s account.

7.	REPORT OF PROGRESS

The BUYER is entitled to require the BUILDER to report monthly the condition of progress as to the construction of the VESSEL during the construction of the VESSEL.

8.	REPLACEMENT OF SUPERVISORS

The BUYER shall ensure that the Supervisors shall carry out their duties hereunder in accordance with good international shipbuilding and marine engineering practice and in such a way as to avoid any unnecessary and unreasonable increase in building cost, delay in the construction of the VESSEL, and /or any disturbance in the construction schedule of the BUILDER. The Builder has the right to request the BUYER by written notice to replace the Supervisors, who is deemed unsuitable and unsatisfactory for the proper progress of the VESSEL’s construction. The BUYER shall investigate the situation by sending its representative(s) to the Builder’s yard, if necessary, and if the BUYER considers that such SELLER’s request is justified, the BUYER shall effect the replacement as soon as conveniently arrangeable. The supervision thus exercised on behalf of the BUYER by the Supervisors shall not alter or diminish the responsibility of the BUILDER with regard to the time of delivery and quality of the VESSEL, her engines and accessories as elsewhere in this Contract or in the Specifications, provided, however, that such supervision shall be carried out in such a way to avoid any unjustifiable and unreasonable increase in the building cost and delays in the construction of the VESSEL.

The BUYER will not replace the Supervisors without the BUILDER’s prior written approval.

9.	RESPONSIBILITY OF THE SELLER

Neither the approval of drawings by the BUYER nor the inspection of the VESSEL during construction by the Supervisors shall in any way diminish, affect or impair the obligations, guarantees or undertakings of the BUILDER in relation to the design, materials and construction of the VESSEL.

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ARTICLE V - MODIFICATION, CHANGES AND EXTRAS

1.	HOW EFFECTED

The Specification, (including the plans and drawings) in accordance with which the VESSEL is constructed, may be modified and/or changed at any time hereafter by written agreement of the parties hereto, provided that such modifications and/or changes or an accumulation thereof will not, in the BUILDER’s reasonable judgment, adversely affect the BUILDER’s other commitments and provided further that the BUYER shall assent to adjustment of the Contract Price, time of delivery of the VESSEL and other terms of this Contract, if any, as hereinafter provided.

Subject to the above, the SELLER hereby agree to exert their best efforts to accommodate such reasonable requests by the BUYER so that the said changes and/or modifications may be made at a reasonable cost and within the shortest period of time which is reasonable and possible. Any such agreement for modifications and/or changes shall include an agreement as to the increase or decrease, if any, in the Contract Price of the VESSEL together with an agreement as to any extension or reduction in the time of delivery, providing additional securities satisfactory to the SELLER, or any other alterations in this Contract, or the Specifications occasioned by such modifications and/or changes.

The aforementioned agreement to modify and/or to change the Specifications may be effected by an exchange of duly authenticated letters or telefax or email, manifesting such agreement. The letters, telefaxes and emails exchanged by the parties pursuant to this Article shall constitute an amendment of the Specifications under which the VESSEL shall be built, and such letters, telefaxes and emails shall be deemed to be incorporated into this Contract and the Specifications by reference and made a part hereof. Upon agreement to modify and/or to change the Specifications, the SELLER shall alter the construction of the VESSEL accordingly, including any additions to, or deductions from, the work to be performed in connection with such construction.

If due to whatever reasons, the parties hereto shall fail to agree on the adjustment of the Contract Price or extension of time of delivery or providing additional security to the SELLER or modification of any terms of this Contract which are necessitated by such modifications and/or changes, then the SELLER shall have no obligation to comply with the BUYER’s request for any modification and/or changes.

2.	CHANGES IN RULES AND REGULATIONS, ETC.

(1)

If, after the date of signing this Contract, any requirements as to the rules and regulations as specified in this Contract and the Specifications to which the construction of the VESSEL is required to conform, are altered or changed by the Classification Society or the other regulatory bodies authorized to make such alterations or changes, the SELLER and/or the BUYER, upon receipt of the notice thereof, shall transmit such information in full to each other in writing, whereupon within twentyone (21) days after receipt of the said notice by the BUYER from the SELLER or vice versa, the BUYER shall instruct the SELLER in writing as to the alterations or changes, if any, to be made to the VESSEL which the BUYER, in its sole discretion, shall decide. The SELLER shall

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promptly comply with such alterations or changes, if any, in the construction of the VESSEL, provided that the BUYER shall first agree:

(a)	any increase or decrease in the Contract Price of the VESSEL that is occasioned by the cost for such compliance; and/or

(b)	any extension in the time for delivery of the VESSEL that is necessary due to such compliance; and/or

(c)	any increase or decrease in the guaranteed deadweight and speed of the VESSEL, if such compliance results in increased or reduced deadweight and speed; and/or

(d)	any other alterations in the terms of this Contract or of Specifications or both, if such compliance makes such alterations to the terms necessary.

(e)	if the price is to be increased, to provide to the SELLER additional securities, as per Article 11.

Agreement as to such alterations or changes under this Paragraph shall be made in the same manner as provided above for modifications and/or changes of the Specifications and/or Plans.

(2)

If, due to whatever reasons, the parties shall fail to agree on the adjustment of the Contract Price or extension of the time for delivery or increase or decrease of the guaranteed speed and deadweight or providing additional security to the SELLER or any alternation of the terms of this Contract, if any, then If the alterations or changes are compulsorily required to be made, then, notwithstanding any dispute between the parties relating to the adjustment of the Contract Price and/or extension of the time for delivery and/or decrease of the Guaranteed Speed and/or Guaranteed Deadweight and/or any alternation of the terms of this Contract and/or any other respect, the SELLER shall promptly comply with such alterations or changes first. The BUYER shall in any event bear the costs and expenses of such alterations or changes. The discrepancy with regard to the adjustment of the Contract Price and/or the extension of Delivery Date and/or any other discrepancies to be determined by arbitration in accordance with Article XIII of this Contract.

3.	SUBSTITUTION OF MATERIALS AND/OR EQUIPMENT

In the event that any of the materials and/or equipment required by the Specifications or otherwise under this Contract for the construction of the VESSEL cannot be procured in time to effect delivery of the VESSEL, the SELLER may, provided the SELLER shall provide adequate evidence and the BUYER so agrees in writing, supply other materials and/or equipment of the equivalent quality, capable of meeting the requirements of the Classification Society, and national and/or international regulatory bodies, as per the Specifications and any other rules, regulations, requirements and recommendations with which the construction of the VESSEL must comply. Any agreement as to such substitution of materials shall be effected at no extra cost to the BUYER or delayed delivery of the VESSEL, unless the BUYER specifically agrees thereto in writing. Any savings made by the SELLER shall be credited to the BUYER.

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4.	BUYER’S SUPPLIED ITEMS

The BUYER shall deliver to the SELLER at its shipyard the items as specified in the Specifications which the BUYER shall supply on its account (the “BUYER’s Supplied Items”) by the time designated by the SELLER.

Should the BUYER fail to deliver to the BUILDER such items within the time specified, the Delivery Date shall automatically be extended for the period by which such delay in delivery of the BUYER’s Supplied Items causes delay to the delivery of the VESSEL. In such event, the BUYER shall pay to the SELLER all losses and damages sustained by the SELLER due to such delay and such payment shall be made upon delivery of the VESSEL.

Furthermore, if the delay in delivery of the BUYER’s Supplied Items should exceed fifteen (15) days, the SELLER shall be entitled to proceed with construction of the VESSEL without installation of such items in or onto the VESSEL, without prejudice to the SELLER’s right hereinabove provided, and the BUYER shall accept the VESSEL so completed.

The BUILDER shall be responsible for storing and handling of the BUYER’s Supplied Items after delivery to the BUILDER and shall install them on board the VESSEL at the BUILDER’s expenses.

Upon arrival of such shipment of the BUYER’s Supplied Items, both parties shall undertake a joint unpacking inspection. If any damages are found to be not suitable for installation, the BUILDER shall be entitled to refuse to accept the BUYER’s Supplied Items.

The SELLER shall arrange the customs formalities for the BUYER’s Supplied Items at the BUYER’s cost, however, the BUYER shall send the list of the BUYER’s Supplied Items with description, quantities, unit price and country of origin to the SELLER at least 20 days before shipment. The shipping documents shall be made in a form acceptable to the SELLER and sent to the SELLER in due course so that the SELLER can arrange the customs formalities in time.

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ARTICLE VI - TRIALS

1.	NOTICE

The BUYER and the Supervisors shall receive from the SELLER at least thirty (30) days notice in advance and seven (7) days definite notice in advance in writing or by telefax or email confirmed in writing, of the time and place of the VESSEL’s sea trial as described in the Specifications (hereinafter referred to as “the Trial Run”) and the BUYER and the Supervisors shall promptly acknowledge receipt of such notice. The BUYER’s representatives and/or the Supervisors shall be on board the VESSEL to witness such Trial Run, and to check upon the performance of the VESSEL during the same.

Failure of the BUYER’s representatives to be present at the Trial Run of the VESSEL, after due notice to the BUYER and the Supervisors as provided above, shall have the effect of extending the Delivery Date of the VESSEL by the period of delay thereby caused. However, if the Trial Run is delayed more than seven (7) days by reason of the failure of the BUYER’s representatives to be present after receipt of due notice as provided above, then in such event, the BUYER shall be deemed to have waived its right to have its representatives on board the VESSEL during the Trial Run, and the BUILDER may conduct such Trial Run without the BUYER’S representatives being present, and in such case the BUYER shall be obliged to accept the VESSEL on the basis of a certificate jointly signed by the BUILDER and the Classification Society certifying that the VESSEL, after the Trial Run and subject to minor alterations and corrections as provided in this Article, if any, is found to conform to the Contract and Specifications and is satisfactory in all respects.

In the event of unfavorable weather on the date specified for the Trial Run, the same shall take place on the first available day thereafter that the weather conditions permit. The parties recognize that the weather conditions in the waters in which the Trial Run is to take place are such that great changes in weather may arise momentarily and without warning and, therefore, it is agreed that if during the Trial Run, the weather should suddenly become unfavorable, as would have precluded its continuance, the Trial Run shall be discontinued and postponed until the first favorable day next following, unless the BUYER shall assent by telefax or email and confirm in writing its acceptance of the VESSEL on the basis of the Trial Run made prior to such sudden change in weather conditions. In the event that the Trial Run is postponed because of unfavorable weather conditions, such delay shall be regarded as a Permissible Delay, as specified in Article VIII hereof.

2.	HOW CONDUCTED

(a)

All expenses in connection with Trial Run are to be for the account of the BUILDER, who, during the Trial Run and when subjecting the VESSEL to the Trial Run, is to provide, at its own expense, the necessary crew to comply with conditions of safe navigation. The Trial Run shall be conducted in the manner prescribed in the Specifications and shall prove fulfillment of the performance required for the Trial Run as set out in the Specifications.

(b)	The course of Trial Run shall be determined by the BUILDER and shall be conducted within the trial basin equipped with speed measuring facilities.

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(c)

The BUILDER shall provide the VESSEL with the required quantities of water, fuel oil and greases with exception of lubrication oil and hydraulic oil which shall be supplied by the BUYER for the conduct of the Trial Run or Trial Runs as prescribed in the Specifications. The fuel oil and greases supplied by the SELLER, and lubricating oil and hydraulic oil supplied by the BUYER shall be in accordance with the applicable engine Specifications, and the cost of the quantities of water, fuel oil, lubricating oil, hydraulic oil and greases consumed during the Trial Run or Trial Runs shall be for the account of the BUILDER.

3.	TRIAL LOAD DRAFT

In addition to the supplies provided by the BUYER in accordance with subparagraph (b) of the preceding Paragraph 2 hereof, the BUILDER shall provide the VESSEL with the required quantity of fresh water and other stores necessary for the conduct of the Trial Run. The necessary ballast (fresh and sea water and such other ballast as may be required) to bring the VESSEL to the trial load draft as specified in the Specifications, shall be for the BUILDER’s account.

4.	METHOD OF ACCEPTANCE OR REJECTION

(a)

Upon notification of the BUILDER of the completion of the Trial Run of the VESSEL, the BUYER or the BUYER’s Supervisors shall within four (4) business days in the Country of Construction thereafter, notify the BUILDER by telefax or email confirmed in writing of its acceptance of the VESSEL or of its rejection of the VESSEL together with the reasons therefor.

(b)

However, should the result of the Trial Run indicate that the VESSEL or any part thereof including its equipment does not conform to the requirements of this Contract and Specifications, then the BUILDER shall investigate with the Supervisors the cause of failure and the proper steps shall be taken to remedy the same and shall make whatever corrections and alterations and/or reTrial Run or Trial Runs as may be necessary without extra cost to the BUYER, and upon notification by the BUILDER of completion of such alterations or corrections and/or retrial or retrials, the BUYER shall, within four (4) business days in the Country of Construction thereafter, notify the SELLER by telefax or email confirmed in writing of its acceptance of its VESSEL or of the rejection of the VESSEL together with the reason therefor on the basis of the alterations and corrections and/or retrial or retrials by the BUILDER.

(c)

In the event that the BUYER fails to notify the SELLER by telefax or email confirmed in writing of its acceptance or rejection of the VESSEL together with the reason thereof within four (4) business days period as provided for in sub paragraphs (a) and (b) above, the BUYER shall be deemed to have accepted the VESSEL.

(d)

Any dispute arising among the parties hereto as to the result of any Trial Run or further tests or trials, as the case may be, of the VESSEL shall be solved by reference to arbitration as provided in Article XIII hereof.

(e)	Nothing herein shall preclude the BUYER from accepting the VESSEL with its qualifications and/or remarks following the Trial Run and/or further tests or trials

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as aforesaid and the SELLER shall be obliged to comply with and/or remove such qualifications and/or remarks (if such qualifications and/or remarks are acceptable to the SELLER) at the time before effecting delivery of the VESSEL to the BUYER under this Contract.

5.	DISPOSITION OF SURPLUS CONSUMABLE STORES

Should any amount of fuel oil, fresh water, or other unbroached consumable stores furnished by the BUILDER for the Trial Run or Trial Runs remain on board the VESSEL at the time of acceptance thereof by the BUYER, the BUYER agrees to buy the same from the SELLER at the current market price at the port of delivery thereof, and payment by the BUYER shall be effected as provided in Article II 3(c) and 4(c) of this Contract.

The BUYER shall supply lubricating oil and hydraulic oil for the purpose of Trial Runs at its own expenses and the SELLER will reimburse for the amount of lubricating oil and hydraulic oil actually consumed for the said Trial Run or Trial Runs at the original price incurred by the BUYER and payment by the SELLER shall be effected as provided in Article II 3(c) and 4(c) of this Contract.

6.	EFFECT OF ACCEPTANCE

The BUYER’s acceptance of the VESSEL by written or telefax or email notification sent to the SELLER, in accordance with the provisions set out above, shall be final and binding so far as conformity of the VESSEL to this Contract and the Specifications is concerned, and shall preclude the BUYER from refusing formal delivery by the SELLER of the VESSEL, as hereinafter provided, if the SELLER complies with all other procedural requirements for delivery as hereinafter set forth.

If, at the time of delivery of the VESSEL, there are deficiencies in the VESSEL, such deficiencies should be resolved in such way that if the deficiencies do not affect the, seaworthiness, Class or safety of the Vessel, and do not in any way affect the safety or the operation of the Vessel, its crew, passengers or cargo, the SELLER shall be nevertheless entitled to tender the Vessel for delivery and the Buyer shall be nevertheless obliged to take delivery of the Vessel, provided that:

The SELLER shall for its own account remedy the deficiencies and fulfill the requirements as soon as possible before delivery; or

if elimination of such deficiencies will affect timely delivery of the VESSEL, then the SELLER shall indemnify the BUYER for any direct cost reimbursement in association with remedying these minor non-conformities elsewhere as a consequence thereof, excluding, however, loss of time and/or loss of profit.

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ARTICLE VII - DELIVERY

1.	TIME AND PLACE

The VESSEL shall be delivered safely afloat by the SELLER to the BUYER at the BUILDER’s Shipyard, or Shanghai area or Nanjing area, or other place to be agreed, in accordance with the Specifications and with all Classification and Statutory Certificates and after completion of Trial Run (or, as the case may be, retrial or retrials) and acceptance by the BUYER in accordance with the provisions of Article VI hereof on or before                      (“the Scheduled Delivery Date”), provided this Contract will be effective as per Article XVIII.

Provided that, in the event of delays in the construction of the VESSEL or any performance required under this Contract due to causes which under the terms of the Contract permit extension of the time for delivery, the aforementioned time for delivery of the VESSEL shall be extended accordingly.

In this Contract, the phrase “Delivery Date” shall refer to the Scheduled Delivery Date, or such later date to which delivery is extended pursuant to the terms of this Contract.

Notwithstanding the above, in the event that the Delivery Date is due to fall between      and             in any year, the BUYER shall have the right, in its sole discretion, to defer delivery until a date not later than 10th January in the following year, with all related costs of keeping the VESSEL at the BUILDER’s shipyard and/or at a safe mooring quay, in Seller’s option, being for BUYER’s account. Such delay shall not be taken into account for the purposes of calculating any liquidated damages that may be payable under Article Ill 1 (b), nor the period of delay under Article Ill 1 (c) (Cancellation).

2.	WHEN AND HOW EFFECTED

Provided that the BUYER and the SELLER shall each have fulfilled all of their respective obligations as stipulated in this Contract, delivery of the VESSEL shall be effected forthwith by the concurrent delivery by each of the parties hereto, one to the other, of the Protocol of Delivery and Acceptance, acknowledging delivery of the VESSEL by the SELLER and acceptance thereof by the BUYER, which Protocol shall be prepared in quadruplicate and executed by each of the parties hereto.

3.	DOCUMENTS TO BE DELIVERED TO THE BUYER

Upon acceptance of the VESSEL by the BUYER, the SELLER shall deliver to the BUYER the following documents (subject to the provision contained in Article V 2 hereof) which shall accompany the aforementioned Protocol of Delivery and Acceptance:

(a)	PROTOCOL OF TRIALS of the VESSEL made by the BUILDER pursuant to the Specifications.

(b)	PROTOCOL OF INVENTORY of the equipment of the VESSEL including spare part and the like, all as specified in the Specifications, made by the BUILDER.

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(c)	PROTOCOL OF STORES OF CONSUMABLE NATURE made by the BUILDER referred to under Paragraph 5 of Article VI hereof.

(d)	FINISHED DRAWINGS AND PLANS pertaining to the VESSEL as stipulated in the Specifications, made by the BUILDER.

(e)	PROTOCOL OF DEADWEIGHT AND INCLINING EXPERIMENT, made by the BUILDER

(f)	ALL CERTIFICATES required to be furnished upon delivery of the VESSEL pursuant to this contract and the Specifications.

Certificates shall be issued by relevant Authorities or the Classification Society. The VESSEL shall comply with the above rules and regulations which are in force at the time of signing the Contract and any modifications if implemented under Article V. All the certificates shall be delivered in one (1) original to the vessel and two (2) copies to the BUYER.

If the full term certificate or certificates are unable to be issued at the time of delivery by the Classification Society or any third party other than the BUILDER, then the provisional certificate or certificates as issued by The Classification Society or the third party other than the BUILDER with the full term certificates to be furnished by the BUILDER after delivery of the VESSEL and in any event before the expiry of the provisional certificates shall be acceptable to the BUYER.

(g)

DECLARATION OF WARRANTY issued by the SELLER that the VESSEL is delivered to the BUYER free and clear of any liens, charges, claims, mortgages, or other encumbrances upon the BUYER’s title thereto, and in particular, that the VESSEL is absolutely free of all burdens in the nature of imposts, taxes or charges imposed by the province or country of the port of delivery, as well as of all liabilities of the SELLER to its subcontractors, employees and crews and/or all liabilities arising from the operation of the VESSEL in Trial Run or Trial Runs, or otherwise, prior to delivery.

(h)	COMMERCIAL INVOICE made by the SELLER.

(i)	BILL OF SALE made by the SELLER duly notarized.

(j)	A VALIDLY EXECUTED ASSIGNMENT IN ACCORDANCE WITH ARTICLE IX 6 if and to the extent that the BUYER has exercised its option under that clause before delivery.

The Builders Certificate and Bill of Sale shall all be notarized.

4.	TITLE AND RISK

Title to and risk of the VESSEL shall pass to the BUYER only upon delivery thereof. It is expressly understood that, until such delivery is effected, title to the VESSEL, and her equipment, shall remain at all times with the SELLER and are at the entire risk of the SELLER.

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5.	REMOVAL OF VESSEL

The BUYER shall take possession of the VESSEL immediately upon delivery and acceptance thereof, and shall remove the VESSEL from the premises of the BUILDER within five (5) days after delivery and acceptance thereof is effected. If the BUYER shall not remove the VESSEL from the premises of the BUILDER within the aforesaid five (5) days, then, in such event, without prejudice to the SELLER’s right to require the BUYER to remove the VESSEL immediately at any time thereafter, the BUYER shall pay to the SELLER the reasonable mooring charge of the VESSEL.

6.	TENDER OF THE VESSEL

If the BUYER fails to take delivery of the VESSEL after completion thereof according to this Contract and the Specifications without justified reason, the SELLER shall have the right formally to tender the VESSEL for delivery after compliance with all procedural requirements as above provided.

7.	SHIP’S MODEL

At or shortly following the delivery of the VESSEL, the SELLER will provide to the buyer, at no additional cost, a builder’s model of the VESSEL at scale of 1:150.

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ARTICLE VIII - DELAYS & EXTENSION OF TIME FOR

DELIVERY

1.	CAUSE OF DELAY

If, at any time before actual delivery, either the construction of the VESSEL, or any performance required hereunder as a prerequisite of delivery of the VESSEL, is delayed due to Princes or Rulers, war, blockade, revolution, insurrection, mobilization, civil commotions, riots, strikes, sabotage, lockouts, local temperature higher than 35 degree centigrade, Acts of God or the public enemy, plague or other epidemics, quarantines, prolonged failure or restriction of electric current from an outside source, short supply of oil and/or gas due to general shortage, freight embargoes, if any, earthquakes, tidal waves, typhoons, hurricanes, storms, or other causes beyond the control of the BUILDER or of its subcontractors, as the case may be, or by destruction of the BUILDER or works of the BUILDER or its subcontractors, or of the VESSEL or any part thereof, by fire, flood, or other causes beyond the control of the SELLER or its subcontractors as the case may be, or due to the bankruptcy of the equipment and/or material supplier or suppliers, or due to the delay caused by acts of God in the supply of parts essential to the construction of the vessel, then, in the event of delay due to the happening of any of the aforementioned contingencies, the SELLER shall not be liable for such delay and delivery date shall be extended without any reduction in the Contract Price for a period of time which shall not exceed the total accumulated time of all such delays, subject nevertheless to the BUYER’s right of cancellation under Paragraph 3 of this Article and subject however to all relevant provisions of this Contract which authorize and permit extension of the time of delivery of the VESSEL.

2.	NOTICE OF DELAY

Within seven (7) days from the date of commencement of any delay on account of which the SELLER claims that it is entitled under this Contract to postponement of the Delivery Date, the SELLER shall advise the BUYER by telefax or email confirmed in writing, of the date such delay commenced, and the reasons therefor.

Likewise within seven (7) days after such delay ends, the SELLER shall advise the BUYER in writing or by telefax or email confirmed in writing, of the date such delay ended, and the period by which the Delivery Date is to be postponed by reason of such delay failing which the SELLER shall be deemed to have waived any right to make such a postponement. Failure of the BUYER to acknowledge the SELLER’s notification of any claim for extension of the Delivery Date within thirty (30) days after receipt by the BUYER of such notification, shall be deemed to be a waiver by the BUYER of its right to object to such extension.

3.	RIGHT TO CANCEL FOR EXCESSIVE DELAY

If either:

a) the total accumulated time of all delays on account of the causes specified in Paragraph 1 of the Article aggregate to Two Hundred and Ten (210) days or more, or

b) if the total accumulated time of all Permissible Delays and non-Permissible

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Delays aggregate to Two Hundred and Thirty (230) days or more, excluding (i) delays due to arbitration as provided for in Article XIII hereof (ii) delays due to default in performance by the BUYER, (iii) delays due to delays in delivery of the BUYER’s supplied items, (iv) delays due to modifications and changes arising pursuant to Article V and (v) delays arising pursuant to Article XII hereof, which in each case under the Contract permit extension or postponement of the time for delivery of the VESSEL, then in the case of either a) or b) of this Article Vlll.3, the BUYER may cancel this Contract by serving upon the BUILDER telefaxed or telexed notice of cancellation (such cancellation shall be effective as of the date the notice thereof is received by the BUILDER) which shall be confirmed in writing and upon receipt of such demand the SELLER shall make a full refund to the BUYER in accordance with Article X.3 of this Contract. The SELLER may, at any time, after the accumulated time of the aforementioned delays justifying cancellation by the BUYER as above provided for, demand in writing that the BUYER shall make an election, in which case the BUYER shall, within Thirty (30) days after such demand is received by the BUYER either notify the SELLER of its intention to cancel, or consent to an extension of the time for delivery to an agreed future date, it being understood and agreed by the parties hereto that, if the BUYER elects to consent to the delivery of the Vessel at such agreed future date:

  i) such agreed future date shall be the contractual Delivery Date for the purposes of this Contract and shall be subject to extension by reason of Permissible Delay as herein provided; and

  ii) if the Vessel is not delivered by such revised contractual Delivery Date (as extended by reason of Permissible Delays) the BUYER shall have the same right of cancellation upon the same terms as herein above provided.

4.	DEFINITION OF PERMISSIBLE DELAY

Delays on account of such causes as provided for in Paragraph 1 of this Article and any other delays of a nature which under the terms of this Contract permit postponement of the Delivery Date, shall be understood to be (and are herein referred to as) “Permissible Delays”, and are to be distinguished from nonpermissible delays on account of which the Contract Price of the VESSEL is subject to adjustment as provided for in Article III hereof.

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ARTICLE IX - WARRANTY OF QUALITY

1.	GUARANTEE OF MATERIAL AND WORKMANSHIP

(a)

The SELLER guarantees the VESSEL, her hull and machinery and all accessories, parts and equipment thereof that are manufactured or furnished or supplied by the BUILDER’s shipyard and/or subcontractors under this Contract, against all defects which are due to defective materials, and/or poor workmanship and/or inadequate or faulty design and/or constructional miscalculation on the part of the BUILDER’s shipyard and/or its subcontractors and which are discovered within a period of twelve (12) months following delivery to and acceptance by the BUYER of the VESSEL. This warranty includes any defects notified in writing by the BUYER on the VESSEL’s delivery due to such causes but excludes faults in design and construction where the BUILDER has altered the design and construction of the VESSEL as a result of calculations and plans provided by the BUYER.

(b)

Replacement and repairs carried out by the SELLER under the guarantee shall be subject to guarantee in accordance with this Article IX, provided that the guarantee period in respect of such replacements and repairs shall start at the date of completion thereof and provided that the total guarantee period shall never exceed a period of Eighteen (18) months after delivery to and acceptance by the BUYER of the VESSEL.

2.	NOTICE OF DEFECTS

The BUYER shall notify the SELLER in writing, or by telefax or email confirmed in writing, as promptly as possible, no later than fifteen (15) days after discovery of any defect or deviations for which a claim is made under this guarantee. The BUYER’s written notice shall describe the nature of the defect and the extent of the damage caused thereby. The SELLER shall have no obligation under this guarantee for any defects discovered prior to the expiry date of the guarantee, unless notice of such defects, is received by the SELLER not later than fifteen (15) days after such expiry date. Telefaxed or emailed advice with brief details explaining the nature of such defect and extent of damage within fifteen (15) days after such expiry date and that a claim is forthcoming will be sufficient compliance with the requirements as to time.

3.	REMEDY OF DEFECTS

The SELLER shall remedy at its expense any defects, against which the VESSEL or any part of the equipment thereof is guaranteed under this Article by making all necessary repairs and/or replacement. Such repairs and/or replacement will be made by the SELLER.

However, if it is impractical for the repair to be carried out by the SELLER, or if the SELLER cannot forward replacement parts and materials without impairing or delaying the operation or working of the VESSEL, then the BUYER shall arrange for the necessary repairs or replacements to be carried out elsewhere at the discretion of the BUYER provided that the BUYER shall first and as soon as possible, give the SELLER notice in writing, or by telefax or email confirmed in writing of the time and place when and where such repairs will be made and, if the VESSEL is not thereby delayed, or her operation or working is not thereby delayed, or her operation or

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working is not thereby impaired, the SELLER shall have the right to verify by its own representative(s) or that of Classification Society the nature and extent of the defects complained of. The SELLER shall, in such cases, promptly advise the BUYER, by telefax or email confirmed in writing, after such examination has been completed, of its acceptance or rejection of the defects as being covered by the guarantee herein provided. In all minor cases, the Guarantee Engineer, as hereinafter provided for, will act for and on behalf of the SELLER.

In any circumstances as set out below, the SELLER shall pay to the BUYER in United States Dollars by telegraphic transfer whichever is the lower of (i) the actual cost for such repairs or replacements including forwarding charges, and (ii) the average cost for making similar repairs or replacements including forwarding charges, such average costs shall be the average of a quotation obtained by the BUYER from a leading shipyard each in China, Singapore or Hong Kong, and a quotation obtained by the SELLER from a leading shipyard in China, Singapore or Hong Kong. The quotations shall be obtained within Fifteen (15) days from the date of the relevant notice of defect under Article IX.2. Should either of the BUYER or the SELLER fail to obtain such quotation within the stipulated time, then the quotation duly obtained by the other by such time shall be the sole basis for the average cost for making such repairs:

(a)	Upon the SELLER’s acceptance of the defects as justifying remedy under this Article, or

(b)	If the SELLER neither accepts nor rejects the defects as above provided, nor requests arbitration within thirty (30) days after its receipt of the BUYER’s notice of defects.

In any case, the Vessel shall be taken at the BUYER’s cost and responsibility to the place selected ready in all respects for such repairs or replacements and in any event, the BUILDER shall not be responsible for towage, dockage, wharfage, port charges and anything else incurred for the BUYER’s getting and keeping the Vessel for such repairing or replacing.

If the guarantee works are carried out by the BUYER’s personnel the work will be paid for by the SELLER against presentation of the damage report and a statement of the hours worked, unless however the BUYER’s personnel’s repair concern minor deficiencies, in which case the SELLER shall not pay for the repair work. The hourly remuneration shall be                     ).

Any dispute shall be referred to arbitration in accordance with the provisions of Article XIII hereof.

4.	EXTENT OF THE SELLER’S LIABILITY

The SELLER shall have no obligation and/or liabilities with respect to defects discovered after the expiration of the period of guarantee specified above.

The SELLER shall be liable to the BUYER for defects and damages caused by any of the defects specified in Paragraph 1 of this Article provided that such liability of

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the SELLER shall be limited to damage occasioned within the guarantee period specified in Paragraph 1 above. The SELLER shall not be obliged to repair, or to be liable for, damages to the VESSEL, or to any part of the equipment thereof, due to ordinary wear and tear or caused by the defects other than those specified in Paragraph 1 above, nor shall there be any SELLER’s liability hereunder for defects in the VESSEL, or any part of the equipment thereof, caused by fire or accidents at sea or elsewhere, or mismanagement, over loading, improper loading, improper towage, accidents, negligence, or willful neglect, on the part of the BUYER, its employees or agents including the VESSEL’s officers, crew and passengers, or any persons on or doing work on the VESSEL other than the SELLER, its employees, agents or subcontractors. Likewise, the SELLER shall not be liable for defects in the VESSEL, or the equipment or any part thereof, due to repairs or replacement which were made by those other than the SELLER and/or their subcontractors.

Upon delivery of the VESSEL to the BUYER, in accordance with the terms of the Contract, the SELLER shall thereby and thereupon be released from all responsibility and liability whatsoever and howsoever arising under or by virtue of this Contract (save in respect of those obligations to the BUYER expressly provided for in this Article IX) including without limitation, any responsibility or liability for defective workmanship, materials or equipment, design or in respect of any other defects whatsoever and any loss or damage resulting from any act, omission or default of the SELLER. The BUILDER shall, in no circumstances, be liable for any consequential loss or special loss, or expenses arising from any cause whatsoever including, without limitation, loss of time, loss of profit or earnings or demurrage directly from any commitments of the BUYER in connection with the VESSEL.

The Guarantee provided in this Article and the obligations and the liabilities of the SELLER hereunder are exclusive and in lieu of, and the BUYER hereby waives, all other remedies, warranties, guarantees or liabilities, express or implied, arising by Law or otherwise (including without limitation any obligations of the SELLER with respect to fitness, merchantability and consequential damages) or whether or not occasioned by the SELLER’s negligence. This Guarantee shall not be extended, altered or varied except by a written instrument signed by the duly authorized representatives of the SELLER, and the BUYER.

This Guarantee shall also benefit the BUYER’s successors and assigns by whom it shall be directly enforceable.

5.	GUARANTEE ENGINEER

The BUILDER may appoint subject to BUYER’s agreement, one Guarantee Engineer to serve the VESSEL as the BUILDER’s representative for a period of three (3) months from the delivery of the VESSEL. The BUYER, and its employees, shall give such Guarantee Engineer full cooperation in carrying out his duties as the representative of the BUILDER on board the VESSEL. The BUYER shall accord the Guarantee Engineer the treatment comparable to the VESSEL’s Chief Engineer, and shall provide him with accommodation and subsistence at no cost to the BUILDER and/or the Guarantee Engineer.

The BUYER shall pay to the Guarantee Engineer the sum of United States Dollars                     per month to cover his/their miscellaneous expenses including wages and also the BUYER shall pay the expense of

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repatriation to the Country of Construction by air upon termination of his service, the expense of his communications with the BUILDER when made in performance of his duties as the Guarantee Engineer. The Guarantee Engineer shall at all times remain the employee of the BUILDER and the SELLER shall indemnify the BUYER for all claims for his death or personal injury, or loss of or damage of his property whilst on board the VESSEL unless such death, injury, loss or damage has resulted from the willful misconduct of the BUYER, his crew or employees.

The BUYER has the option in its absolute discretion to require the SELLER to assign to it the SELLER’s rights against one or more of the SELLER’s subcontractors at any time before or during the SELLER’s warranty period. If the option is exercised before delivery of the VESSEL, the SELLER shall deliver a validly executed assignment of such rights to the BUYER in accordance with the provisions of Article VII 3. If this option is exercised after delivery of the VESSEL, the SELLER shall deliver such an assignment within 21 days of receiving the BUYER’s written request to do so.

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ARTICLE X - CANCELLATION, REJECTION AND

RESCISSION BY THE BUYER

1.	The BUYER shall, in addition to its other rights of cancellation and/or rescission hereunder, be entitled to rescind this Contract should any of the following events occur:

The filing of a petition or the making of an order or the passing of an effective resolution for the winding up of the BUILDER (other than for the purpose of reconstruction or amalgamation which has been previously approved in writing by the BUYER), or the appointment of a receiver of the undertaking or property of the BUILDER, or the insolvency of, or the suspension of payments by, the BUILDER, or the cessation of the carrying on of business, or the cessation of the construction of the VESSEL, by the BUILDER, or the making by the BUILDER of any special arrangement or composition with the creditors of the BUILDER.

The Buyer shall additionally have no obligation to make payment of any unpaid instalment of the Contract Price during the continuance of any of the events referred to above.

2.

All payments made by the BUYER prior to the delivery of the VESSEL shall be in the nature of advance to the SELLER. In the event the BUYER shall exercise its right of cancellation and/or rescission of this Contract under and pursuant to any of the provisions of this Contract specifically permitting the BUYER to do so, then the BUYER shall notify the SELLER in writing or by telefax or email confirmed in writing, and such cancellation and/or rescission shall be effective as of the date the notice thereof is received by the SELLER.

3.

Thereupon the SELLER shall immediately refund to the BUYER in United States dollars the full amount of all sums paid by the BUYER to the SELLER on account of the VESSEL and the cost of the BUYER’s Supplied Items, if any, or return such supplies where possible, unless the SELLER disputes the BUYER’s cancellation or rescission by instituting arbitration in accordance with Article XIII. If the BUYER’s cancellation or rescission of this Contract is disputed by the SELLER by instituting arbitration as aforesaid, then no refund shall be made by the SELLER, and the BUYER shall not be entitled to demand repayment from SELLER’s bank under its guarantee, until the arbitration award between the BUYER and the SELLER or, in case of appeal or appeals by the SELLER against the arbitration award or any court order, by the final court order, which shall be in favour of the BUYER, is made by the arbitration tribunal or final competent London Court having jurisdiction over the dispute. The SELLER shall pay interest in United States Dollars at the rate of six percent (6%) per annum on the amount required to be refunded (computed from the date(s) the relevant sums were received in the SELLER’s bank account from the BUYER in accordance with the provisions of this Contract to the date of remittance by telegraphic transfer of such refund to the BUYER by the SELLER) if the Contract is cancelled or rescinded for any reason except in the event of total loss as described in Article XII, in which case no interest will be paid.

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Upon such refund by the SELLER to the BUYER, all obligations, duties and liabilities of each of the parties hereto to the other under this Contract shall be forthwith completely discharged.

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ARTICLE XI - BUYER’S DEFAULT

1.	DEFINITION OF DEFAULT

Subject to Article XI paragraph 2 below the BUYER shall be deemed in default of its obligations under the Contract if any of the following events occurs:

(a)	The BUYER fails to pay the First or Second instalment to the SELLER within Five (5) New York banking days after such instalment becomes due and payable under the provisions of Article II hereof; or

(b)	The BUYER fails to pay the final instalment to the SELLER concurrently with the delivery of the Vessel by the SELLER to the BUYER as provided in Article II hereof; or

(c)	The BUYER fails to take delivery of the VESSEL, when the VESSEL is duly tendered for delivery by the SELLER under the provisions of Article VII hereof.

(d)

The filing of a petition or the making of an order or the passing of an effective resolution for the winding up of the BUYER (other than for the purpose of reconstruction or amalgamation which has been previously approved in writing by the SELLER), or the appointment of a receiver of the undertaking or property of the BUYER, or the insolvency of, or the suspension of payments by, the BUYER, or the cessation of the carrying on of business, or the making by the BUYER of any special arrangement or composition with the creditors of the BUYER.

2.	NOTICE OF DEFAULT

If the BUYER is in default of payment or in performance of its obligations as provided hereinabove, the SELLER shall notify the BUYER to that effect by telefax or email and the BUYER shall forthwith acknowledge by telefax or email to the SELLER that such notification has been received. If the BUYER does not so acknowledge within two (2) days such notification shall be deemed to have been duly received by the BUYER.

3.	INTEREST AND CHARGE

(a)

If the BUYER is in default of payment as to any instalment as provided in Paragraph 1 (a) and/or 1 (b) of this Article, the BUYER shall pay interest on such instalment the rate of six percent (6.0%) per annum until the date of the payment of the full amount, including interest. In case the BUYER shall fail to take delivery of the VESSEL as provided in Paragraph 1 (c) of this Article, the BUYER shall be deemed to be in default of payment of the Final instalment and shall pay interest thereon at the same rate as aforesaid from and including the day on which the VESSEL is tendered for delivery by the SELLER.

(b)

In any event of default by the BUYER under 1 (a) or 1 (b) or 1 (c) above, the BUYER shall also pay all costs, charges and expenses reasonably and directly incurred by the SELLER in consequence of such default.

4.	DEFAULT BEFORE DELIVERY OF THE VESSEL

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(a)

If any default by the BUYER occurs as defined in Paragraph 1 (a) or 1 (b) or 1 (c) of this Article, the Delivery Date shall, at the SELLER’s option, be postponed for a period of continuance of such default by the BUYER.

(b)

If any such default as defined in Paragraph 1 (a) or 1 (b) or 1 (c) of this Article committed by the BUYER continues for a period of fifteen (15) days or such default as defined in Paragraph 1(d), then, the SELLER shall have the following rights and remedies:

(i.)

The SELLER may, at its option, cancel or rescind this Contract, provided the SELLER has notified the BUYER of such default pursuant to Paragraph 2 of this Article, by giving notice of such effect to the BUYER by telefax or email confirmed in writing. Upon receipt by the BUYER of such telefax or email notice of cancellation or rescission, all of the BUYER’s Supplied Items shall forthwith become the sole property of the SELLER, and the VESSEL and all its equipment and machinery shall be at the sole disposal of the SELLER for sale or otherwise; and

(ii.)

In the event of such cancellation or rescission of this Contract, the SELLER shall be entitled to retain any instalment or instalments of the Contract Price paid by the BUYER to the SELLER on account of this Contract; and

(iii.)

In the case the BUYER fails to dispute the SELLER’s right of cancellation or rescission of this Contract within twenty (20) days after receipt of the notice as above from the SELLER, it shall be deemed that the BUYER has accepted such cancellation or rescission.

5.	SALE OF THE VESSEL

(a)

In the event of cancellation or rescission of this Contract as above provided, the SELLER shall have full right and power either to complete or not to complete the VESSEL as it deems fit, and to sell the VESSEL at the best price reasonably obtainable at a public or private sale on reasonable terms and conditions.

In the case of sale of the VESSEL, the SELLER shall give telefax or email or written notice to the BUYER.

(b)

In the event of the sale of the VESSEL in its completed state, the proceeds of sale received by the SELLER shall be applied firstly to payment of all expenses attending such sale and otherwise incurred by the SELLER as a result of the BUYER’s default, and then to payment of all unpaid instalments and/or unpaid balance of the Contract Price and interest on such instalment at the interest rate as specified in the relevant provisions set out above from the respective due dates thereof to the date of application.

(c)

In the event of the sale of the VESSEL in its incomplete state, the proceeds of sale received by the SELLER shall be applied firstly to all expenses attending such sale and otherwise incurred by the SELLER as a result of the BUYER’s default, and then to payment of all costs of construction of the VESSEL (such costs of construction shall include but are not limited to all costs of labour and/or prices paid or to be paid by the BUILDER for the equipment and/or technical

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design and/or materials purchased or to be purchased, installed and/or to be installed on the VESSEL) and/or any fees, charges, expenses and/or royalties incurred and/or to be incurred for the VESSEL less the instalments so retained by the SELLER, and compensation to the SELLER for a reasonable sum of loss of profit due to the cancellation or rescission of this Contract.

(d)

In either of the above events of sale, if the proceed of sale exceeds the total of the amounts to which such proceeds are to be applied as aforesaid, the SELLER shall promptly pay the excesses to the BUYER without interest, provided, however that the amount of each payment to the BUYER shall in no event exceed the total amount of instalments already paid by the BUYER and the cost of the BUYER’s supplies, if any.

(e)	If the proceed of sale are insufficient to pay such total amounts payable as aforesaid, the BUYER shall promptly pay the deficiency to the SELLER upon request.

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ARTICLE XII - INSURANCE

1.	EXTENT OF INSURANCE COVERAGE

The SELLER shall, at its own cost and expense keep the VESSEL and all machinery, materials, equipment, appurtenances and outfit, delivered to the SELLER’s shipyard for the VESSEL or built into, or installed in or upon the VESSEL, including items of equipment furnished by the BUYER, fully insured with a first class insurance company, to be mutually agreed, from the date of laying the keel of the VESSEL, until same is completed, delivered to and accepted by the BUYER, under coverage equivalent to the Institute Clauses for Builders Risks but including earthquakes and volcanic eruptions, the Institute War Clauses for Builders Risks and Institute Strikes Clauses for Builders’ Risks. A copy of the SELLER’s insurance policy in general and in particular for the VESSEL shall be sent to the BUYER.

The amount of such insurance coverage shall up to the date of delivery of the VESSEL be in an amount at least equal to the Contract Price plus the value of the BUYER’s Supplies. The policy referred to hereinabove shall be taken out in the name of the SELLER and all losses under such policy shall be payable to the SELLER.

2.	APPLICATION OF RECOVERED AMOUNT

(a)	Partial Loss:

In the event the VESSEL shall be damaged by any insured cause whatsoever prior to acceptance and delivery thereof by the BUYER and in the further event that such damage shall not constitute an actual or a constructive total loss of the VESSEL, the SELLER shall apply the amount recovered under the insurance policy referred to in Paragraph 1 of this Article to the repair of such damage to the satisfaction of the Classification Society and other institutions or authorities as described in the Specifications without additional expenses to the BUYER, and the BUYER shall accept the VESSEL under this Contract if completed in accordance with this Contract and Specifications.

(b)	Total Loss:

However, in the event that the VESSEL is determined to be an actual or constructive total loss, the SELLER shall either:

(i.)

by the mutual agreement between the parties hereto, proceed in accordance with terms of this Contract, in which case the amount recovered under said insurance policy shall be applied to the reconstruction and/or repair of the VESSEL’s damages and/or reinstallation of BUYER’s supplies without additional expenses to the BUYER, provided the parties hereto shall have first agreed in writing to such reasonable extension of the Delivery Date and adjustment of other terms of this Contract including the Contract Price as may be necessary for the completion of such reconstruction; or

(ii.)

if for whatever reason the parties fail to agree on the above, then refund immediately to the BUYER the amount of all instalments paid to the SELLER under this Contract together with recovered amount for BUYER’s supplies

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onboard, whereupon this Contract shall be deemed to be cancelled and all rights, duties, liabilities and obligations of each of the parties to the other shall terminate forthwith.

Within thirty (30) days after receiving telefax or email, confirmed in writing, notice of any damage to the VESSEL constituting an actual or a constructive total loss, the BUYER shall notify the SELLER in writing or by telefax or email, confirmed in writing, of its agreement or disagreement under this subparagraph. In the event the BUYER fails to so notify the SELLER, then such failure shall be construed as a disagreement on the part of the BUYER. This Contract shall be deemed as rescinded and cancelled and the BUYER receive the refund as hereinabove provided and the provisions hereof shall apply.

Once all payments have been made by the Seller to the Buyer in accordance with sub-paragraph 2(b) above the Contract shall be deemed terminated and all future rights and obligations of each of the parties to the other shall cease, whereupon the guarantees provided under this Contract shall be returned.

3.	TERMINATION OF THE SELLER’S OBLIGATION TO INSURE

The SELLER’s obligation to insure the VESSEL hereunder shall cease and terminate forthwith upon delivery thereof to and acceptance by the BUYER.

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ARTICLE XIII - DISPUTES AND ARBITRATION

1.	PROCEEDINGS

(a)

(i.)

Any dispute arising out of or in connection with this Contract shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Article.

(ii.)	The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.

(iii.)

The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 20 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 20 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 20 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.

(iv.)	Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

(b)	Notwithstanding the above, the parties may agree at any time to refer to mediation any difference and/or dispute arising out of or in connection with this Contract.

(c)	In the case of a dispute in respect of which arbitration has been commenced under the above, the following shall apply:

(i.)

Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation by service on the other party of a written notice (the “Mediation Notice”) calling on the other party to agree to mediation.

(ii.)

The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that they agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 calendar days, failing which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal (“the Tribunal”) or such person as the Tribunal may designate for that purpose. The mediation shall be conducted in such place and in accordance with such procedure and on such terms as the parties may agree or, in the event of disagreement, as may be set by the mediator.

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(iii.)

If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal and may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties.

(iv.)	The mediation shall not affect the right of either party to seek such relief or take such steps as it considers necessary to protect its interest.

(v.)

Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account when setting the timetable for steps in the arbitration.

(vi.)	Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred in the mediation and the parties shall share equally the mediator’s costs and expenses.

(vii.)

The mediation process shall be without prejudice and confidential and no information or documents disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under the law and procedure governing the arbitration.

2.	ALTERNATIVE ARBITRATION BY AGREEMENT

Any dispute which may arise between the BUILDER and the BUYER during the construction of the VESSEL in relation to any workmanship or materials or nonconformity with the Specifications, which is alleged by or on behalf of the BUYER, but which is not accepted by the BUILDER, shall be referred to the Classification Society, who shall act as an expert and not as an arbitrator and the decision of the Classification Society shall be conclusive of any matters in dispute so referred to it and shall be final and binding upon the BUILDER and BUYER.

3.	ALTERATION OF DELIVERY TIME

In the event of reference to arbitration of any dispute arising out of matters occurring prior to delivery of the VESSEL, the SELLER shall not be entitled to postpone the Delivery Date unless the construction of the VESSEL is affected by any arbitration or court proceeding, in which case the SELLER shall be permitted to postpone the Delivery Date and the decision or the award shall include a finding as to what extent the SELLER shall be permitted so to do.

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ARTICLE XIV - RIGHT OF ASSIGNMENT

1.	SELLER’S ASSIGNMENT

1.	The SELLER shall not assign this Contract unless prior consent of the BUYER is given in writing. Such consent shall not be unreasonably withheld.

BUYER’S ASSIGNMENT OR NOVATION BEFORE DELIVERY

2.

The BUYER and his successors (which word shall include transferees by way of assignment, novation or otherwise) shall have the right, by assignment, novation or otherwise, to transfer the Contract (in respect of all its rights and obligations hereunder) before delivery of the vessel provided only that:

The BUYER shall, prior to the date of transfer, procure and deliver to the SELLER a written undertaking signed by the authorized representative of the successor (to whom all rights, benefits, obligations and liabilities and this Contract including this right to assign, novate or otherwise transfer are transferred pursuant to the terms hereof) which carries such effect that the successor shall become liable to the SELLER and perform all its obligations in place of the transferor under the Contract which include but is not limited to taking delivery of the VESSEL; and

The transferor shall cease to have any right and benefit under this Contract; and

The BUYER and his successors at all times shall have the right to transfer, by way of assignment or otherwise, the Contract to their financiers for the purpose of securing the BUYER’s financing; and

The SELLER shall not, by virtue of any transfer, have additional obligations, risks and costs other than those existing prior to the date of transfer; and

The BUYER shall make best endeavour to retain the technical management of the Contract and the supervision at the BUILDER’S shipyard for the duration of the building period, irrespective of the transfer of the Contract. In any event, should there be a change of the supervision team, it shall be agreed by the SELLER provided the construction of the VESSEL will not be affected or delayed due such change of the supervision; and

The SELLER has given his consent to let the BUYER transfer the Shipbuilding Contract at any such time it may fit into the BUYER’s plans, provided always the BUYER will (1) appoint the supervision team during the construction period and (2) remain responsible for the BUYER’s contractual obligations till the time of delivery.

The option to transfer this contract gives, inter alia, the BUYER the right to appoint an transferee/nominee prior to the actual delivery and if so done, the SELLER will deliver the VESSEL in favour of the transferee/nominee and issue all relevant delivery documents and certificates accordingly.

The “Warranty of Quality” clause in the Shipbuilding Contracts (Article IX) shall apply in favour of the BUYER’s transferee or nominee, also if such transferee/nominee will be appointed after delivery of the respective vessels,

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and the transferee/nominee step into the shoes of the BUYER and shall handle claims, if any, under Article IX.

It is understood and agreed by the BUYER and the SELLER that such transfer of the Contract between the BUYER and his successors shall only be performed with the Seller’s prior written consent and such consent shall not be unreasonably withheld.

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ARTICLE XV - TAXES AND DUTIES

1.	TAXES

All taxes including stamp duties, if any, incurred in connection with this Contract in Country of Construction shall be borne by the SELLER. Any taxes and/or duties wheresoever imposed upon those items or services procured by the SELLER in the Country of Construction or elsewhere for the construction of the VESSEL shall be borne by the SELLER.

2.	INDEMNITY

The SELLER shall indemnify the BUYER for, and hold it harmless against, any taxes or duties imposed in the Country of Construction upon materials and equipment which under the terms of this Contract and/or the Specifications will, or may be, supplied by the BUYER from the abroad for installation in the VESSEL as well as any duties imposed in the Country of Construction upon running stores, provisions and supplies furnished by the BUYER from abroad to be stocked on board the VESSEL including BUYER’s Supplied Items and also from the payment of export duties, if any, to be imposed upon the VESSEL as a whole or upon any of its parts or equipment.

Any tax or duty other than those described above shall be borne by the BUYER.

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ARTICLE XVI - PATENTS, TRADEMARKS AND

COPYRIGHTS

The machinery and equipment of the VESSEL may bear the patent number, trademarks or trade names of the manufacturers. The SELLER shall defend and hold harmless the BUYER from patent liability or claims of patent infringement of any nature or kind, including costs and expenses for, or on account of any patented or patentable invention made or used in the performance of this Contract and also including cost and expense of litigation, if any.

Nothing contained herein shall be construed as transferring any patent or trademark rights or copyright in equipment covered by this Contract, and all such rights are hereby expressly reserved to the true and lawful owners thereof. Notwithstanding any provisions contained herein to the contrary, the SELLER’S obligation under this Article shall not be terminated by the passage of any specified period of time.

The SELLER’s indemnity hereunder does not extend to equipment or parts supplied by the BUYER to the BUILDER if any.

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ARTICLE XVII - NOTICE

Any and all notices and communications in connection with this Contract shall be addressed as follows:

To the BUYER	:

Address	:

Attn	:
Tel No.	:
Telefax No.	:
E-mail	:

To the Trading Co.:

Jiangsu Tianyuan Marine Import And Export Co., Ltd.
Address:	Room 1309, No.217, North Zhongshan Road, Nanjing City, Jiangsu Province, People’s Republic of China

Attn.	:
Tel No.	:
Telefax No.	:
E-mail	:

To the BUILDER:

Jiangsu New Yangzi Shipbuilding Co., Ltd.
Address	:	1# Lianyi Road, Jiangyin-jingjiang Industry Zone, Jingjiang City, Jiangsu Province, People’s Republic of China

Attn.	:
Tel No.	:
Telefax No.	:
E-mail	:

Jiangsu Yangzijiang Shipbuilding Co., Ltd.
Address	:	38# Shiyugang Road, Jiangyin City, Jiangsu Province, People’s Republic of China

Attn.	:
Tel No.	:
Telefax No.	:
E-mail	:

Any change of address shall be communicated in writing by registered mail by the party making such change to the other party and in the event of failure to give such notice of change, communications addressed to the party at their last known address shall be deemed sufficient.

Any and all notices, requests, demands, instructions, advice and communications in connection with this Contract shall be deemed to be received at, and shall become

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effective from, the time when the same is delivered to the address of the party to be served, provided, however, that registered airmail shall be deemed to be delivered ten (10) days after the date of dispatch, express courier service shall be deemed to be delivered five (5) days after the date of dispatch, and telefax acknowledged by the answerbacks shall be deemed to be delivered upon dispatch.

Any and all notices, communications, Specifications and drawings in connection with this Contract shall be written in the English language and each party hereto shall have no obligation to translate them into any other language.

Any and all provisions in the Contract for notices, requests, demands, instructions, advice and communication to be done by telefax or email, followed by written confirmation.

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ARTICLE XVIII - EFFECTIVE DATE OF CONTRACT

This Contract shall become effective upon fulfillment of all the following conditions:

1.	Signing of this Contract and the Specifications; and

2.	Approval of board of directors of the Buyer which will be declared by the Buyer to the Seller latest on 21 days from date of this Contract; and

3.

Receipt by the BUYER of a Refund Guarantee in the form annexed hereto as Exhibit A issued by the SELLER’s Bank (such bank to be acceptable to the BUYER’s bank and the BUYER) in accordance with Article II paragraph 7 hereof.

If any one or more of the above conditions fail to be fulfilled on or before latest                      from the date of this CONTRACT, unless otherwise mutually agreed, then this Contract shall automatically become null and void.

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ARTICLE XIX - INTERPRETATION

1.	LAW APPLICABLE

The parties hereto agree that the validity and interpretation of this Contract and of each Article and part hereof be governed by and interpreted in accordance with the Laws of England. If, notwithstanding the provisions of this clause, either party commences legal proceedings, either by way of court action or arbitration or otherwise, in any jurisdiction other than England and Wales, the party who has commenced such proceedings shall indemnify the other party and hold them harmless in respect of any loss or damage the other party may suffer as a result.

2.	DISCREPANCIES

All general language or requirements embodied in the Specifications are intended to amplify, explain and implement the requirements of this Contract. However, in the event that any language or requirements so embodied in the Specifications permit an interpretation inconsistent with any provision of this Contract, then in each and every such event the applicable provisions of this Contract shall govern. The Specifications and plans are also intended to explain each other, and anything shown on the plans and not stipulated in the Specifications or stipulated in the Specifications and not shown on the plans, shall be deemed and considered as if embodied in both. In the event of conflict between the Specifications and plans, the Specifications shall govern.

However, with regard to such inconsistency or contradiction between this Contract and the Specifications as may later occur by any change or changes in the Specifications agreed upon by and among the parties hereto after execution of this Contract, then such change or changes shall govern.

3.	DEFINITION

(a)	In absence of stipulation of “banking day(s)” or “business day(s)’’, the “day” or “days” shall be taken as “calendar day” or “calendar days”.

(b)	Reference to times, days, banking days and business days shall all be construed as meaning London times, days, banking days and business days.

(c)	“Country of Construction” shall mean the country in which the BUILDER’s shipyard is located.

(d)	“Effective Date” shall mean the date on which this Contract becomes effective in accordance with the provisions of Article XVIII.

(e)	“Specifications” shall have the meaning ascribed to it in Article I.

(f)	“Classification Surveyor” shall have the meaning ascribed to it in Article I.

(g)	“VESSEL” shall have the meaning ascribed to it in Article I.

(h)	“Classification Society’’ shall mean or such other society as the parties may agree.

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(i)	“Maker’s List” shall mean an agreed list of suppliers approved for provision of equipment, machinery and services, as included in the Specifications (see Article I).

(j)	“Delivery Date” and “Scheduled Delivery Date” shall have the meanings ascribed to them in Article VII .1.

(k)	“Contract Price” shall have the meaning ascribed to it in Article II.1.

(I)	“BUYER’s Supplied Items” shall have the meaning ascribed to it in Article V.4.

(m)	“Guarantor” shall mean the bank which provides the Buyer’s Letter of Guarantee as required by Article II.6 and XVlll.8.

(n)	“Supervisors” shall mean the BUYER’s Supervisors as defined in Article IV.1(a).

(o)	“Trial Run” shall have the meaning ascribed to it in Article VI.

(p)	“Plans” and “Drawings” shall mean the plans and drawings set out in the LIST (as defined in Article IV.2)

(q)	“Keel laying” shall mean when two or more new sections (abt 100t steel each) of the VESSEL have been constructed.

(r)	“Permissible Delay” shall have the meaning ascribed to it in Article VIII 4.

(s)	“Cancelling Date” shall have the meaning ascribed to it in Article Ill 1 (c).

In WITNESS WHEREOF, the parties hereto have caused this Contract to be duly executed on the day and year first above written.

FOR AND ON BEHALF OF THE BUYER:

By :
Name : Title :

FOR AND ON BEHALF OF THE SELLER:

The Trading House:
Jiangsu Tianyuan Marine Import And Export Co., Ltd.

By :
Name : Title :

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The BUILDER:

By :
Name :
Title :

Jiangsu Yangzijiang Shipbuilding co., Ltd.

By :
Name :
Title :

Witness :

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ARTICLE XX - Exhibit “A” : REFUND GUARANTEE

TO: [                              ]

ADD.: [                                    ]

OUR REF. NO.: [                    ]

ISSUING DATE: [                    ]

WE, [        bank name                    ], WHOSE REGISTERED OFFICE IS AT [                    ] REFER TO THE SHIPBUILDING CONTRACT NO.:                      DATED                      BETWEEN JIANGSU TIANYUAN MARINE IMPORT AND EXPORT CO., LTD WITH ITS REGISTERED OFFICE AT ROOM 1309, N0.217, NORTH ZHONGSHAN ROAD, NANJING CITY, JIANGSU PROVINCE, P. R. CHINA AND JIANGSU NEW YANGZI SHIPBUILDING CO.,LTD. WITH ITS REGISTERED OFFICE AT NO. 1 LIANYI ROAD, JIANGYIN-JINGJIANG INDUSTRY ZONE, JINGJIANG CITY, JIANGSU PROVINCE, P.R.CHINA AND JIANGSU YANGZIJIANG SHIPBUILDING CO. LTD. WITH ITS REGISTERED OFFICE AT NO. 38 SHIYUGANG ROAD, JIANGYIN CITY, JIANGSU PROVINCE, P.R.CHINA (HEREINAFTER COLLECTIVELY CALLED THE ‘SELLER’) AND                      (HEREINAFTER CALLED THE ‘ORIGINAL BUYER’), HEREINAFTER CALLED THE ‘ORIGINAL CONTRACT’) FOR THE CONSTRUCTION AND DELIVERY OF 1 (ONE) 82,000 DWT KAMSARMAX BULK CARRIER WITH YARD’S HULL NO.                      (HEREINAFTER CALLED THE ‘VESSEL’). THE ORIGINAL CONTRACT WAS NOVATED BY THE ORIGINAL BUYER TO [             novatee                ], WITH ITS REGISTERED OFFICE AT [                    ] (HEREINAFTER CALLED THE ‘BUYER’) PURSUANT TO A NOVATION AGREEMENT BY AND AMONGST THE SELLER, THE ORIGINAL BUYER AND THE BUYER WHICH WAS DATED ON [                    ], 2013 (THE ‘ORIGINAL CONTRACT’ AS NOVATED BY THE ORIGINAL BUYER TO THE BUYER, HEREINAFTER COLLECTIVELY CALLED THE ‘CONTRACT’).

ACCORDING TO THE PROVISIONS OF THE CONTRACT, THE BUYER IS OBLIGED TO EFFECT THE ADVANCE PAYMENT TO THE SELLER, BEING THE FIRST, AND SECOND, (1ST AND 2ND) INSTALMENTS AS FOLLOWS:

1. ON SIGNING OF THE CONTRACT AND AFTER THE RECEIPT BY BUYER OF THIS REFUND GUARANTEE: UNITED STATES DOLLARS                     ,

2. KEEL-LAYING: UNITED STATES DOLLARS                     .

WE HEREBY ESTABLISH OUR UNCONDITIONAL, ABSOLUTE AND IRREVOCABLE LETTER OF GUARANTEE IN FAVOUR OF THE BUYER AS SECURITY FOR THE REFUND OF THE ADVANCE PAYMENT DESIGNATED AS THE FIRST AND SECOND INSTALMENT UNDER ANY CIRCUMSTANCES WHERE UNDER THE CONTRACT THE BUYER IS ENTITLED TO A REFUND.

WE HEREBY UNDERTAKE, AS PRIMARY OBLIGOR AND NOT MERELY AS SURETY ONLY, TO REFUND TO THE BUYER EACH OF THE TWO ADVANCE

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INSTALMENT PAYMENTS WITHIN 20 DAYS OF RECEIPT OF THE BUYER’S FIRST WRITTEN DEMAND (‘FIRST DEMAND’), IN AN AMOUNT UP TO BUT NOT EXCEEDING UNITED STATES DOLLARS                     , REPRESENTING THE AGGREGATE OF THE FIRST INSTALMENT OF UNITED STATES DOLLARS                     , THE SECOND INSTALMENT OF UNITED STATES DOLLARS                     , TOGETHER WITH THE INTEREST CALCULATED AT THE RATE OF SIX (6) PERCENT PER ANNUM IF THE CONTRACT IS CANCELLED OR RESCINDED FOR ANY REASON (EXCEPT IN THE EVENT OF TOTAL LOSS AS DESCRIBED IN ARTICLE XII, IN WHICH CASE NO INTEREST WILL BE PAID) FROM THE DATE OF THE SELLER’S RECEIPT THROUGH JIANGSU TIANYUAN MARINE IMPORT AND EXPORT CO., LTD’S ACCOUNT NO. [                    ] WITH US (SWIFT CODE: [                    ]), OF EACH INSTALMENT TO THE DATES OF OUR PAYMENT HEREUNDER.

SUCH FIRST DEMAND MADE BY THE BUYER SHOULD BE RECEIVED BY US WITHIN THE VALIDITY OF THIS REFUND GUARANTEE AND MUST STATE:

I. THAT THE CANCELLATION OF THE CONTRACT HAS BEEN EXERCISED BY THE BUYER UNDER AND PURSUANT TO ANY OF THE PROVISIONS OF THE CONTRACT PERMITIING THE BUYER TO DO SO, AND

II. THAT THE SELLER HAS FAILED TO COMPLY WITH ITS OBLIGATIONS TO REFUND THE ADVANCE PAYMENT WITH RESPECT TO THE AMOUNT CLAIMED HEREUNDER, AND

Ill. THE AMOUNT DEMANDED BY YOU UNDER THIS REFUND GUARANTEE.

THIS LETTER OF GUARANTEE SHALL BECOME EFFECTIVE FROM THE DATE OF THE ACTUAL RECEIPT OF THE FIRST INSTALMENT OF USD                     UNDER THE CONTRACT BY THE SELLER INTO JIANGSU TIANYUAN MARINE IMPORT AND EXPORT CO., LTD.‘S ACCOUNT NO. [            ] HELD WITH US FROM YOU.

THE AVAILABLE AMOUNT UNDER THIS LETTER OF GUARANTEE SHALL NEVERTHELESS ON NO ACCOUNT EXCEED THE AMOUNT ACTUALLY PAID TO THE SELLER, PLUS THE INTEREST CALCULATED AND DESCRIBED AT SIX (6) PERCENT OR ZERO PERCENT PER ANNUM (AS ABOVE) FROM THE DATE OF THE SELLER’S RECEIPT VIA US, OF EACH INSTALMENT TO THE DATE OF OUR PAYMENT HEREUNDER.

IF WITHIN TWENTY (20) DAYS OF OUR RECEIPT OF A FIRST DEMAND UNDER THIS LETTER OF GUARANTEE THE SELLER INFORMS US THAT ARBITRATI ON PROCEEDINGS HAVE BEEN COMMENCED IN RELATION TO WHETHER THE SELLER SHALL BE LIABLE TO REPAY THE INSTALMENT OR INSTALMENTS PAID BY YOU, OR CONSEQUENTLY WHETHER YOU SHALL HAVE THE RIGHT TO DEMAND REPAYMENT FROM US AND THE SELLER PROVIDES US WITH A COPY OF THE SELLER’S NOTICE TO YOU STATING THE NAME OF THE ARBITRATOR APPOINTED BY THE SELLER AND THE QUESTION OR QUESTIONS AS TO WHICH THE SELLER IS DEMANDING

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ARBITRATION AS REQUIRED PURSUANT TO ARTICLE XIII OF THE CONTRACT, WE SHALL BE ENTITLED TO WITHHOLD PAYMENT UNDER THIS LETTER OF GUARANTEE UNTIL THE FINAL ARBITRATION AWARD OR THE FINAL COURT JUDGMENT IS PUBLISHED OR AN AMICABLE SETTLEMENT HAS BEEN REACHED BETWEEN YOU AND THE SELLER WE SHALL NOT BE OBLIGATED TO MAKE ANY PAYMENT TO YOU UNLESS THE FINAL ARBITRATION AWARD OR FINAL COURT JUDGEMENT OR AMICABLE SETTLEMENT AGREEMENT AGREED AND SIGNED BETWEEN THE BUYER AND THE SELLER (HEREINAFTER CALLED THE AWARD OR THE JUDGMENT OR SETTLEMENT) ORDERS THE SELLER TO MAKE REPAYMENT. IF THE SELLER FAILS TO HONOUR THE AWARD, JUDGEMENT OR SETTLEMENT WITHIN THIRTY (30) DAYS AFTER PUBLICATION OF SUCH AWARD OR JUDGMENT OR EXECUTION OF SUCH SETTLEMENT, THEN WE SHALL IMMEDIATELY REFUND TO YOU SUCH AMOUNT AS THE AWARD, JUDGEMENT OR SETTLEMENT ORDERS, HOWEVER, NOT EXCEEDING UNITED STATES DOLLARS                      PLUS THE INTEREST DESCRIBED ABOVE UPON PRESENTATION TO US OF THE FURTHER WRITTEN DEMAND OF THE BUYER (‘FURTHER DEMAND’) AND PROVISION EITHER BY YOU OR THE SELLER OF A COPY OF AWARD, JUDGEMENT OR SETTLEMENT.

SUCH FURTHER DEMAND MUST STATE:

1). THE AWARD OR JUDGMENT OR SETTLEMENT HAS BEEN AWARDED, GIVEN OR CONCLUDED (AS THE CASE MAY BE), AND

2). THE AMOUNT THE SELLER IS OBLIGED TO PAY YOU PURSUANT TO SUCH AWARD OR JUDGMENT OR SETTLEMENT, AND

3). THAT YOU HAVE NOT RECEIVED FROM THE SELLER THE AMOUNT PAYABLE BY THE SELLER TO YOU IN SATISFACTION OF SUCH AWARD OR JUDGMENT OR SETTLEMENT, AND ACCORDINGLY,

4). THE AMOUNT DEMANDED BY YOU UNDER THIS REFUND GUARANTEE.

ANY DEMAND (THE FIRST DEMAND AND/OR ANY FURTHER DEMAND) FOR PAYMENT UNDER THIS LETTER OF GUARANTEE MUST BE RECEIVED BY US VIA SWIFT (SWIFT CODE: [                    ]) OR POST AT THIS OFFICE[                    ]. CHINA, POST CODE: [                    ]

WE CONFIRM THAT ANY DEMAND UNDER THIS LETTER OF GUARANTEE IS MADE IN GOOD TIME IF MADE ON OR BEFORE THE EXPIRY DATE (AS AUTOMATICALLY EXTENDED AS BELOW) NOTWITHSTANDING OUR RIGHT TO WITHHOLD PAYMENT WITH REGARD TO POSSIBLE ARBITRATION PROCEEDINGS AS MENTIONED ABOVE.

THE SAID PAYMENTS UNDER THIS LETTER OF GUARANTEE SHALL BE MADE BY US IN FREELY AVAILABLE UNITED STATES DOLLARS.

THE BUYER HAS THE RIGHT TO ASSIGN ALL ITS RIGHTS, TITLE AND INTEREST UNDER THIS LETTER OF GUARANTEE BY WAY OF SECURITY,

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PROVIDED ONLY THAT NOTICE OF ANY SUCH ASSIGNMENT SHALL BE GIVEN TO US IN WRITING, AND WE AGREE TO ACKNOWLEDGE SUCH ASSIGNMENT IN WRITING PROMPTLY FOLLOWING RECEIPT OF SUCH NOTICE

OUR OBLIGATION RESULTING FROM THIS GUARANTEE SHALL EXPIRE ON THE EXPIRY DATE, WHICH SHALL BE THE EARLIEST OCCURRENCE OF:

I) THE PRESENTATION TO US OF THE COPY OF THE PROTOCOL OF DELIVERY AND ACCEPTANCE, DULY AND JOINTLY SIGNED BY THE BUYER AND THE SELLER, FOR THE VESSEL, OR

II) A REFUND OF ALL SUMS SECURED BY THIS LETIER OF GUARANTEE HAS BEEN MADE BY THE SELLER UNDER THE CONTRACT OR BY US UNDER THIS LETIER OF GUARANTEE, OR

Ill)

HOWEVER, IN THE EVENT OF OUR RECEIPT OF A NOTICE MADE BY YOU OR THE SELLER INDICATING THERE IS STILL AN OUTSTANDING ARBITRATION (OR APPEAL RELATING TO AN ARBITRATION) BETWEEN YOU AND THE SELLER REGARDING TO THE DISPUTES AS PROVIDED ABOVE, THE EXPIRY DATE SHALL AUTOMATICALLY BE EXTENDED TO THE DATE FALLING FORTY FIVE (45) DAYS AFTER DELIVERY OF A FINAL AWARD IN ARBITRATION PROCEEDINGS IN THE EVENT THAT ARBITRATION PROCEEDINGS ARE COMMENCED PURSUANT TO THE TERMS OF ARTICLE XIII OF THE CONTRACT BY EITHER PARTY AND IN THE EVENT THAT THE FINAL AWARD IN ARBITRATION PROCEEDINGS IS APPEALED THIS DATE SHALL AUTOMATICALLY BE EXTENDED TO THE DATE FOLLOWING FORTY FIVE (45) DAYS AFTER DELIVERY OF THE FINAL UNAPPEALABLE JUDGMENT THERE FROM, OR TO THE DATE FALLING FORTY FIVE (45) DAYS AFTER THE DELIVERY OF AN AGREED SETILEMENT.

UPON ITS EXPIRATION, THIS LETIER OF GUARANTEE SHALL AUTOMATICALLY BECOME NULL AND VOID, NO MATIER WHETHER IT IS RETURNED TO US OR NOT.

ANY PAYMENT BY US UNDER THIS GUARANTEE SHALL BE MADE WITHOUT ANY SETOFF, COUNTERCLAIM, DEDUCTION OR WITHHOLDING FOR OR ON ACCOUNT OF ANY TAXES, DUTIES, OR CHARGES WHATSOEVER UNLESS WE ARE COMPELLED BY LAW TO DEDUCT OR WITHHOLD THE SAME. IN THE LATIER EVENT WE SHALL MAKE THE MINIMUM DEDUCTION OR WITHHOLDING PERMITIED AND SHALL PAY SUCH ADDITIONAL AMOUNTS AS MAY BE NECESSARY IN ORDER THAT THE NET AMOUNT RECEIVED BY YOU AFTER SUCH DEDUCTIONS OR WITHHOLDINGS SHALL BE EQUAL TO THE AMOUNT WHICH WOULD HAVE BEEN RECEIVED HAD SUCH DEDUCTION OR WITHHOLDING NOT BEEN REQUIRED TO BE MADE.

WE HEREBY CONFIRM THAT WE WILL NOT BE RELEASED FROM OUR OBLIGATIONS ANY TIME BY REASON OF FORBEARANCE, WAIVER OR OTHER INDULGENCE GRANTED TO OR AGREED WITH THE SELLER OR ANY AMENDMENT OR VARIATION OF THE CONTRACT, ANY LEGAL LIMITATIONS, INVALIDITY, UNENFORCEABILITY OR OTHERWISE OF THE CONTRACT, OR

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THE LIQUIDATION, BANKRUPTCY OR SIMILAR OF EITHER THE BUYER OR THE SELLER OR ANY INTERMEDIATE PERFORMANCE OR OBLIGATION ON ACCOUNT BY THE SELLER OR ANY ACT, OMISSION, DEFENCE OR COUNTERCLAIM WHICH MIGHT OTHERWISE IMPAIR OR DISCHARGE OUR LIABILITY, UNDER THIS LETTER OF GUARANTEE.

OUR OBLIGATIONS UNDER THIS LETTER OF GUARANTEE SHALL NOT BE DISCHARGED OR IMPAIRED BY ANY AMENDMENT OF OR SUPPLEMENT TO THE CONTRACT MUTUALLY AGREED BY THE SELLER AND THE BUYER.

WE HEREBY CONFIRM THAT OUR APPLICATION FOR REGISTRATION OF THIS LETTER OF GUARANTEE WILL BE FILED WITH THE STATE ADMINISTRATION OF FOREIGN EXCHANGE (‘SAFE’) AND THAT WE ARE DULY AUTHORISED TO ISSUE THIS LETTER OF GUARANTEE AND EFFECT PAYMENT HEREUNDER IN FOREIGN CURRENCY IN CASE OF UTILISATION. WE HEREBY IRREVOCABLY UNDERTAKE TO:

(1) PROMPTLY REGISTER THIS LETTER OF GUARANTEE WITH SAFE,

(2) KEEP THIS LETTER OF GUARANTEE DULY REGISTERED AT ALL RELEVANT TIMES WITH SAFE.

WE CONFIRM HEREWITH THAT WE ARE PERMITTED BY THE LAWS OF THE PEOPLE’S REPUBLIC OF CHINA TO:

(1) ISSUE GUARANTEES IN THE FORM OF THIS LETTER OF GUARANTEE,

(2) DESIGNATE ENGLISH LAW AS THE GOVERNING LAW OF THIS LETTER OF GUARANTEE AND LONDON AS PLACE FOR ARBITRATION TO TAKE PLACE,

(3) EFFECT PAYMENT HEREUNDER IN UNITED STATES DOLLARS, AND

(4) [        bank name                    , HEAD OFFICE IN ..                                     HAS APPROVED ISSUANCE OF THIS LETTER OF GUARANTEE.

THIS LETTER OF GUARANTEE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAW OF ENGLAND. THE COURTS OF ENGLAND SHALL HAVE EXCLUSIVE JURISDICTION IN RELATION TO ALL MATTERS WHICH MAY ARISE OUT OF OR IN CONNECTION WITH THIS LETTER OF GUARANTEE.

ANY DISPUTE BETWEEN US AND YOU ARISING OUT OF OR IN CONNECTION WITH THIS LETTER OF GUARANTEE MAY BE REFERRED BY YOU TO AND FINALLY RESOLVED BY ARBITRATION UNDER THE LONDON MARITIME ARBITRATORS ASSOCIATION (LMAA) TERMS CURRENT AT THE TIME WHEN THE ARBITRATION PROCEEDINGS ARE COMMENCED. THE ARBITRATION SHALL TAKE PLACE IN LONDON, ENGLAND AND BE CONDUCTED IN ENGLISH.

WE IRREVOCABLY APPOINT [        bank name                    ., LONDON BRANCH TO ACT AS OUR AGENT TO RECEIVE AND ACCEPT ON OUR BEHALF ANY SERVICE OF DOCUMENT RELATING TO ANY PROCEEDINGS IN THE ENGLISH COURTS, OR ANY NOTICE OR OTHER COMMUNICATION IN

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Shipbuilding Contract For Construction of One 82.000 DWT Bulk Carrier (Hull No.             )

CONNECTION WITH ANY ARBITRATION, UNDER OR IN RELATION TO THIS LETTER OF GUARANTEE.

YOURS FAITHFULLY

FOR AND ON BEHALF OF
[ bank name ]

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Shipbuilding Contract For Construction of One 82,000 DWT Bulk Carrier (Hull No.             )

ARTICLE XXI - Exhibit “B” : IRREVOCABLE LETTER OF

GUARANTEE

Delete as the Buyer and the Seller agree there is no requirement for a Payment Guarantee.

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